PROSPECTUS SUPPLEMENT	File Pursuant to rule 424(b)(5)
(To Prospectus dated September 7, 2005)	Registration Statement 333-127901

$988,178,000 (Approximate)

FBR SECURITIZATION TRUST 2005-4

Mortgage-Backed Notes, Series 2005-4

FBR Securitization Trust 2005-4,

Issuer

FBR Securitization, Inc.,

Depositor

JPMorgan Chase Bank, National Association,

Servicer

Wells Fargo Bank, National Association,

Master Servicer and Securities Administrator

Consider carefully the risk factors beginning on page S-8 of this prospectus supplement and page 8 in the accompanying prospectus.

The notes will represent obligations of the trust only and will not represent interests in or obligations of FBR Securitization, Inc., any of its affiliates or any other entity.

Neither the notes nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

The following classes of notes are offered by this prospectus supplement and the accompanying prospectus:

Class of Notes	Initial Class Principal Amount(1)	Price to Public	Underwriting Discount	Proceeds to the Depositor(2)
AV1	$362,590,000	100.0000%	0.2500%	99.7500%
AV2-1	$178,909,000	100.0000%	0.2500%	99.7500%
AV2-2	$142,272,000	100.0000%	0.2500%	99.7500%
AV2-3	$28,639,000	100.0000%	0.2500%	99.7500%
AV2-4	$82,716,000	100.0000%	0.2500%	99.7500%
M-1	$35,327,000	100.0000%	0.2500%	99.7500%
M-2	$31,844,000	100.0000%	0.2500%	99.7500%
M-3	$20,898,000	100.0000%	0.2500%	99.7500%
M-4	$15,424,000	100.0000%	0.2500%	99.7500%
M-5	$15,922,000	100.0000%	0.2500%	99.7500%
M-6	$13,932,000	100.0000%	0.2500%	99.7500%
M-7	$13,932,000	99.6465%	0.2500%	99.3965%
M-8	$9,453,000	97.3865%	0.2500%	97.1365%
M-9	$8,956,000	91.5856%	0.2500%	91.3356%
M-10	$5,970,000	75.9042%	0.2500%	75.6542%
M-11	$9,453,000	89.4933%	0.2500%	89.2433%
M-12	$11,941,000	98.8185%	0.2500%	98.5685%

Total:	$988,178,000

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Before deducting expenses payable by the depositor estimated to be $750,000.

The notes will be secured by the trust estate consisting primarily of two groups of residential, conventional, first and second lien, fixed and adjustable rate mortgage loans. The group 1 mortgage loans consist only of those mortgage loans with principal balances that conform to certain agency guidelines and the group 2 mortgage loans consist of mortgage loans with principal balances that may or may not conform to certain agency guidelines.

Delivery of the offered notes will be made only through the book-entry facilities of the Depository Trust Company, and, upon request, through Clearstream Banking, Luxembourg and the Euroclear System on or about December 8, 2005. The first monthly payment date will be December 27, 2005.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

FRIEDMAN BILLINGS RAMSEY

MERRILL LYNCH & CO.

The date of this prospectus supplement is December 2, 2005.

Important notice about information presented in this prospectus supplement and the accompanying prospectus.

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your offered notes, and (2) this prospectus supplement, which describes the specific terms of your offered notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have filed preliminary information regarding the trust’s assets and your offered notes with the Securities and Exchange Commission. The information contained in this prospectus supplement and the accompanying prospectus supersedes all such preliminary information.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates on the front of this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life Considerations.” Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the control of the originator, the depositor, the seller, the master servicer, the securities administrator, the servicer or any of their affiliates. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Defined terms used but not defined in this prospectus supplement will have the meanings set forth in the prospectus. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

S-i

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Belgium

The information contained in this Prospectus Supplement may not be disclosed to the public in Belgium. The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of €250,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors referred to in Article 3, 2° of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

This Prospectus Supplement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

Hong Kong

Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

S-ii

Prospectus Supplement

S-iii

Annex A	Certain Characteristics of the Mortgage Loans
Annex B	Assumed Mortgage Loan Characteristics
Annex C	Decrement Tables
Annex D	Cap Agreement

S-iv

Prospectus

S-v

FBR Securitization Trust 2005-4

Mortgage-Backed Notes, Series 2005-4

Class of Notes	Initial Class Principal Amount(1)	Interest Rate(2)	Maturity Date(3)	Anticipated Ratings (S&P/Moody’s)	CUSIP Number
AV1	$362,590,000	LIBOR + 0.25%	October 25, 2035	AAA/Aaa	30246QBQ5
AV2-1	$178,909,000	LIBOR + 0.12%	October 25, 2035	AAA/Aaa	30246QBR3
AV2-2	$142,272,000	LIBOR + 0.24%	October 25, 2035	AAA/Aaa	30246QBS1
AV2-3	$28,639,000	LIBOR + 0.27%	October 25, 2035	AAA/Aaa	30246QBT9
AV2-4	$82,716,000	LIBOR + 0.35%	October 25, 2035	AAA/Aaa	30246QBU6
M-1	$35,327,000	LIBOR + 0.45%	October 25, 2035	AA+/Aa1	30246QBV4
M-2	$31,844,000	LIBOR + 0.48%	October 25, 2035	AA+/Aa2	30246QBW2
M-3	$20,898,000	LIBOR + 0.51%	October 25, 2035	AA+/Aa3	30246QBX0
M-4	$15,424,000	LIBOR + 0.65%	October 25, 2035	AA/A1	30246QBY8
M-5	$15,922,000	LIBOR + 0.70%	October 25, 2035	AA/A2	30246QBZ5
M-6	$13,932,000	LIBOR + 0.73%	October 25, 2035	AA-/A3	30246QCA9
M-7	$13,932,000	LIBOR + 2.00%	October 25, 2035	A+/Baa1	30246QCB7
M-8	$9,453,000	LIBOR + 2.00%	October 25, 2035	A+/Baa2	30246QCC5
M-9	$8,956,000	LIBOR + 2.00%	October 25, 2035	A-/Baa3	30246QCD3
M-10	$5,970,000	LIBOR + 2.00%	October 25, 2035	BBB+/Ba1	30246QCE1
M-11	$9,453,000	LIBOR + 2.00%	October 25, 2035	BBB/NR	30246QCF8
M-12	$11,941,000	LIBOR + 2.00%	October 25, 2035	BBB-/NR	30246QCG6

Total:	$988,178,000

(1)	The initial class principal amounts shown above are approximate amounts and subject to a permitted variance of plus or minus 5%.

(2)	The interest rate for each class of offered notes is a per annum rate equal to the lesser of (a) one-month LIBOR plus the applicable margin and (b) 14.00%. The interest rate for each class of offered notes will be subject to an available funds rate as more fully described herein. The margin on each class of the Class A Notes will be multiplied by 2 and the margin on each class of the Class M Notes will be multiplied by 1.5 on any payment date on or after the margin stepup date.

(3)	Assumes the payment date following the latest possible maturity date for any mortgage loan plus one month.

S-vi

SUMMARY OF TERMS

•	This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

•	While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations and the underlying assumptions, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•	Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters that are beyond the control of the parties to the transaction. Accordingly, what actually occurs may be very different from the projections included in this prospectus supplement.

•	Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the aggregate scheduled principal balance of those mortgage loans in relation to all of the mortgage loans as of the cut-off date unless we specify otherwise. We explain in this prospectus supplement under “The Mortgage Loans—General” how the scheduled principal balance of a mortgage loan is determined.

Issuer and Trust

FBR Securitization Trust 2005-4, a Delaware statutory trust.

Depositor

FBR Securitization, Inc., a Delaware corporation.

Seller

MHC I, Inc., a Delaware corporation, will sell the mortgage loans to the depositor, and make certain representations with respect to the mortgage loans sold to the trust.

Originator

ResMAE Mortgage Corporation. Representations made by the originator with respect to the mortgage loans will be assigned to the trust and certain representations will be brought down to the closing date. See “The Originator” and “The Mortgage Loans” in this prospectus supplement.

Indenture Trustee

HSBC Bank USA, National Association. See “The Indenture Trustee” in this prospectus supplement.

Owner Trustee

Wilmington Trust Company. See “The Owner Trustee, Securities Administrator and Custodian” in this prospectus supplement.

Servicer

JPMorgan Chase Bank, National Association will service the mortgage loans. See “The Servicer and the Master Servicer” in this prospectus supplement.

Master Servicer and Securities Administrator

Wells Fargo Bank, National Association will act as Master Servicer and Securities Administrator. See “The Servicer and the Master Servicer” and “The Owner Trustee, Securities Administrator and Custodian” in this prospectus supplement.

Custodian

JPMorgan Trust Company, National Association will serve as custodian. See “The Owner Trustee, Securities Administrator and Custodian” in this prospectus supplement.

Credit Risk Manager

Clayton Fixed Income Services Inc., f/k/a The Murrayhill Company. See “The Credit Risk Manager” in this prospectus supplement.

Cap Provider

HSBC Bank USA, National Association. See “The Trust—The Cap Agreement” in this prospectus supplement.

Mortgage Insurer

Mortgage Guaranty Insurance Corporation will insure approximately 15.14% of the mortgage loans as described in this prospectus supplement. See “The Mortgage Insurer” in this prospectus supplement.

Closing Date

On or about December 8, 2005.

Cut-off Date

November 1, 2005.

Payment Date

The 25th day of each month, beginning in December 2005. If the 25th day is not a business day, then the payment date will be the next business day.

The Offered Notes

On the closing date, the trust will issue eighteen classes of notes pursuant to the indenture, of which seventeen classes are offered by this prospectus supplement. The notes will be secured by mortgage loans held by the trust. Any variance between the aggregate principal amount of each class of offered notes on the closing date and the approximate principal amount of that class of offered notes as reflected in this prospectus supplement will not exceed 5%.

The notes offered by this prospectus supplement will be issued in book-entry form, and will have the initial class principal amount, interest rate and other features set forth in the table on page S-vi. The offered notes will be issued in authorized minimum denominations of $100,000 and integral multiples of $1 in excess thereof. See “Description of the Offered Notes—General” in this prospectus supplement.

Other Notes

In addition to the offered notes, the trust will issue one additional class of notes that is not being offered by this prospectus supplement and the accompanying prospectus. Any information contained in this prospectus supplement and the accompanying prospectus with respect to such class of notes is provided only to permit a better understanding of the offered notes.

See “Description of the Offered Notes” in this prospectus supplement.

Other Securities

In addition to the notes, the trust will issue a certificate which will represent the beneficial ownership interest in the trust. The certificate is not being offered by this prospectus supplement and the accompanying prospectus. Any information contained in this prospectus supplement and the accompanying prospectus with respect to the certificate is provided only to permit a better understanding of the offered notes. See “The Trust—General” in this prospectus supplement.

Payments on the Offered Notes

The mortgage loans are being divided into two groups. See “The Mortgage Loans” in this prospectus supplement. In general, collections on the mortgage loans in group 1 will be used primarily to pay principal and interest on the class AV1 notes, and collections on the mortgage loans in group 2 will be used primarily to pay principal and interest on the class AV2-1, AV2-2, AV2-3 and AV2-4 notes. Collections on the mortgage loans in both groups will be available to pay principal and interest on the Class M notes as well as shortfalls on the Class A notes relating to the other group, all as more fully described in this prospectus supplement.

Principal payments on the offered notes may include a portion of interest proceeds from the mortgage loans, the mortgage insurance policy and the cap agreement after such interest proceeds have been applied to pay interest due on the offered notes and certain fees and expenses of the trust as described under “Description of the Offered Notes—Credit Enhancement” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the offered notes will be the mortgage loans in the trust, which are pledged to secure the notes, and to a limited extent, the mortgage insurance policy and the cap agreement. The trust will have no source of cash other than collections and recoveries on the mortgage loans and certain payments under the mortgage insurance policy and the cap agreement. No other entity will be required or expected to make any payments on the offered notes.

Credit Enhancement

Credit enhancement is intended to reduce the loss caused to holders of the offered notes as a result of shortfalls in collections received and losses realized on the mortgage loans. The credit enhancement for the offered notes includes excess interest, overcollateralization, the mortgage insurance policy, the cap agreement and subordination (to the extent applicable for each class of offered notes). See “Risk Factors—Risks Related to the Offered Notes” and “Description of the Offered Notes—Credit Enhancement” in this prospectus supplement.

Excess Interest

The mortgage loans owned by the trust bear an amount of interest that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered notes and certain fees and expenses of the trust. This “excess interest” received from the mortgage loans each month will be available to pay down the notes to the extent of realized losses on the mortgage loans, to restore or maintain overcollateralization at the required level and to pay additional principal to the class M-12 and M-11 notes. See “Risk Factors—Risks Related to the Offered Notes” and “Description of the Offered Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

The overcollateralization amount, for any payment date, is the excess, if any, of the aggregate scheduled principal balance of the mortgage loans over the adjusted class principal amount of the offered notes after taking into account all payments of principal on such payment date. On the closing date, the aggregate scheduled principal balance of the mortgage loans is expected to exceed the aggregate principal amount of the offered notes by approximately $6.97 million, which represents approximately 0.70% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization.” After the closing date, to the extent described in this prospectus supplement, a portion of monthly excess cashflow may be applied to pay principal on the offered notes, which may reduce the principal amount of the offered notes at a faster rate than the principal amount of the mortgage loans is being reduced and which will restore or maintain the required level of overcollateralization. We cannot assure you, however, that sufficient monthly excess cashflow will be generated by the mortgage loans to maintain the required level of overcollateralization. See “Risk Factors—Risks Related to the Offered Notes” and “Description of the Offered Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Insured Mortgage Loans

Approximately 15.14% of the mortgage loans, by their cut-off date scheduled principal balances, will be covered by a mortgage insurance policy issued by Mortgage Guaranty Insurance Corporation. All of the insured mortgage loans will have an original loan-to-value ratio greater than 80%. Approximately 16.30% of the mortgage loans, by their cut-off date scheduled principal balances, have an original loan-to-value ratio greater than 80% AND will not be insured. Additionally, approximately 68.56% of the mortgage loans, by their cut-off date scheduled principal balances, have an original loan-to-value ratio less than or equal to 80% AND will not be insured. The mortgage insurance policy will cover approximately 48.16% of the mortgage loans, by their cut-off date scheduled principal balances, with an original loan-to-value ratio in excess of 80%. Coverage on an insured mortgage loan will generally equal the original loan-to-value percentage of the mortgage loan minus 60%, divided by the original loan-to-value ratio, with the result rounded to the next highest whole number. The terms and conditions of the mortgage insurance policy are further discussed in “The Mortgage Insurance Policy” in this prospectus supplement.

Mortgage Insurance Policy

The mortgage insurance policy insures certain losses on insured mortgage loans in an amount generally equal to, at the option of the mortgage insurer, either: (a) the sum of (i) the unpaid principal balance of the mortgage loan, (ii) the unpaid accrued interest due on the mortgage loan at the mortgage rate through the date that the claim is filed with the mortgage insurer, but excluding applicable late charges, penalty interest or other charges to the mortgage rate by reason of default and (iii) the amount of certain advances (such as hazard insurance, taxes, maintenance expenses and foreclosure costs) made by the servicer, reduced by certain mitigating amounts collected with respect thereto (in which case the mortgage insurer would take title to the related mortgaged property), or (b) an amount equal to the product of (i) the loss amount and (ii) the percentage of coverage specified in the mortgage insurance policy.

The Cap Agreement

The trust will have the benefit of a cap agreement that will be entered into on the closing date. The cap agreement is intended primarily to make funds available on the payment dates occurring from December 2005 to November 2010. On each such payment date, the provider of the cap protection will be obligated to make a payment to the issuer equal to the product of (a) the amount, if any, by which one-month LIBOR exceeds the strike rate for such payment date, (b) the related notional balance for such payment date and (c) the quotient of (i) the number of days in the related interest accrual period divided by (ii) 360. Funds provided under the cap agreement will be applied as interest proceeds as described in this prospectus supplement. See “The Trust—The Cap Agreement” in this prospectus supplement.

Optional Redemption

The holder of the certificate may redeem the outstanding notes on the payment date on which the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 20% of the aggregate cut-off date scheduled principal balance of the mortgage loans. Such redemption will be paid in cash at a price equal to 100% of the aggregate class principal amount of the notes redeemed, plus unpaid interest (including any deferred interest, basis risk shortfall and deferred interest basis risk shortfall) through the day before such payment date. The holder of the certificate also will be obligated to pay any unpaid administrative expenses of the trust and unpaid advances in connection with such redemption. Because the margins on the offered notes increase on the margin stepup date, the certificateholder will have an incentive to redeem the notes if the value of the mortgage loans at that time exceeds the principal amount of the notes. See “Description of the Offered Notes—Optional Redemption” in this prospectus supplement.

Clean-up Call

The servicer will have a right to purchase the mortgage loans and pay the notes when the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate cut-off date scheduled principal balance of the mortgage loans. The purchase price will be equal to the greater of (a) 100% of the aggregate class principal amount of the notes, plus unpaid interest (including any deferred interest, basis risk shortfall and deferred interest basis risk shortfall) through the day before the final payment date and any unpaid administrative expenses of the trust and (b) the aggregate scheduled principal balance of all mortgage loans in the mortgage pool as of the last day of the related due period plus principal and interest proceeds collected since the related due period and any unpaid advances. If the servicer fails to exercise this right, the master servicer has the right to exercise the clean up call. See “Description of the Offered Notes—Clean-up Call” in this prospectus supplement.

The Mortgage Loans

On the closing date, the mortgage loans in the trust will consist primarily of approximately 5,170 residential mortgage loans with an aggregate cut-off date scheduled principal balance of approximately $995.2 million, of which approximately $869.2 million, $66.7 million and $59.3 million are adjustable-rate mortgage loans, balloon mortgage loans and fixed-rate mortgage loans, respectively. The mortgage loans will be secured by first or second lien mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

The mortgage loans will be divided into two mortgage loan groups. The group 1 mortgage loans consist only of those mortgage loans with principal balances that conform to certain agency guidelines and the group 2 mortgage loans consist of mortgage loans with principal balances that may or may not conform to certain agency guidelines. The group 1 mortgage loans will have an aggregate scheduled principal balance as of the cut-off date of approximately $453.8 million, of which approximately $397.8 million, $42.9 million and $13.1 million are adjustable-rate mortgage loans, fixed-rate mortgage loans and balloon mortgage loans, respectively. The group 2 mortgage loans will have an aggregate scheduled principal balance as of the cut-off date of approximately $541.4 million, of which approximately $471.3 million, $53.6 million and $16.4 million are adjustable-rate mortgage loans, balloon mortgage loans and fixed-rate mortgage loans, respectively.

Approximately 87.67% of the group 1 mortgage loans and approximately 87.07% of the group 2 mortgage loans, by their cut-off date scheduled principal balances, are adjustable rate mortgage loans. All of the adjustable rate mortgage loans are hybrid mortgage loans, which are fixed rate mortgage loans that convert to adjustable rate mortgage loans after a specified period of two or three years following origination.

Approximately 38.64% of the group 1 mortgage loans and approximately 57.75% of the group 2 mortgage loans, by their cut-off date scheduled principal balances, require monthly payments of interest, but not principal, for a fixed period of two, three or five years following origination.

Approximately 2.92% of the group 1 mortgage loans and approximately 10.01% of the group 2 mortgage loans, by their cut-off date scheduled principal balances, are secured by second liens on the related mortgaged property.

The group 1 and group 2 mortgage loans have a weighted average remaining stated term of 351 and 339 months, respectively.

Approximately 45.52%, 15.06%, 9.93% and 7.06% of the group 1 mortgage loans, by their cut-off date scheduled principal balances, are secured by properties located in California, Illinois, Texas and Florida, respectively. Approximately 73.54%, 6.12%, 5.55% and 4.99% of the group 2 mortgage loans, by their cut-off date scheduled principal balances, are secured by properties located in California, Texas, Illinois and Florida, respectively.

The mortgage loans in the trust will not be insured or guaranteed by any government agency.

See “The Mortgage Loans—Attributes of the Mortgage Loans” and “Risk Factors—Risks Related to the Mortgage Loans” in this prospectus supplement.

Advances

The servicer will make advances in respect of scheduled monthly payments of principal and interest on a mortgage loan unless the servicer deems such advances to be nonrecoverable from expected proceeds of such mortgage loan. If the servicer does not make such advances, the master servicer, in its capacity as successor servicer, will make advances that it deems recoverable subject to limitations described in this prospectus supplement. The servicer will also make certain servicing advances with respect to payments of taxes and other servicing items.

Tax Status

Based on the facts as they currently exist, Hunton & Williams LLP, tax counsel to the depositor, is of the opinion that for federal income tax purposes the offered notes will be characterized as debt to the extent that they are issued to parties unrelated to the holder of the certificate. See “Material Federal Income Tax Consequences” in the accompanying prospectus. By acceptance of your offered note, you will be deemed to have agreed to treat your offered note as debt for federal, state and local income and franchise tax purposes and for purposes of any other tax measured by income.

The trust likely will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as 100% of the certificate (and any retained notes that are not classified as debt for federal income tax purposes) is owned exclusively by a single entity that qualifies as a “real estate investment trust,” or “REIT” or a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a REIT or a qualified REIT subsidiary. The initial holder of the certificate represents that it is an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a parent entity that qualifies as a REIT. Moreover, the trust agreement sets forth restrictions on the transferability of the certificate to ensure that it will only be held by (a) a single entity that qualifies as a REIT, a qualified REIT subsidiary or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a REIT or a qualified REIT subsidiary or (b) a lender or repurchase agreement counterparty in a repurchase agreement or secured lending transaction that qualifies as a borrowing for federal income tax purposes.

See “Risk Factors—Risks Related to the Offered Notes—The trust could become a taxable entity” and “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

It is anticipated that the offered notes will be treated as debt for state law purposes. Accordingly, a purchaser subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should not be treated as having acquired a direct interest in the mortgage loans in the trust by reason of its purchase of an offered note.

Generally, the notes offered by this prospectus supplement may be purchased by employee benefit plans or individual retirement accounts subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, if certain conditions are met. Each fiduciary of an employee benefit plan or an individual retirement account considering a purchase of the offered notes must determine that the purchase of an offered note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus.

Legal Investment Considerations

The offered notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Prospective investors also should consider other restrictions on the ability of certain types of investors to purchase the offered notes. See “Legal Investment Considerations” in this prospectus supplement and the accompanying prospectus.

Ratings of the Offered Notes

It is a condition of the issuance of the offered notes that they initially be assigned the ratings by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc. These ratings are set forth on page S-vi of this prospectus supplement.

•	These ratings are not recommendations to buy, sell or hold the offered notes. A rating may be changed, withdrawn or qualified at any time by the assigning rating agency.

•	These ratings do not address the possibility that, as a result of principal prepayments, the yields on the offered notes may be lower than anticipated.

•	These ratings do not address the possibility of noteholders receiving payments in respect of basis risk shortfalls, if any.

See “Ratings” in this prospectus supplement.

Listing

The offered notes are not listed on any exchange, and no party to the transaction intends to list the offered notes on any exchange or to quote them in the automated quotation system of a registered securities organization.

RISK FACTORS

An investment in the offered notes described in this prospectus supplement involves significant risks. The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes. You should also carefully consider the information set forth under “Risk Factors” in the accompanying prospectus.

Risks Related to the Offered Notes

Noteholders will have recourse only to mortgage loans, the mortgage insurance policy and the cap agreement pledged to secure the offered notes.

The mortgage loans and related cash proceeds pledged to secure the offered notes, the mortgage insurance policy and the cap agreement will be the only source of payments on the offered notes. The offered notes will not be insured or guaranteed by any governmental entity or by the depositor, the seller, the originator, the master servicer or the securities administrator, the servicer, the credit risk manager, the indenture trustee, the owner trustee, the underwriters or any affiliate of the foregoing. The noteholders will have no recourse to the issuer or the depositor in the event of a default on the offered notes, and each noteholder will be deemed to have agreed by the acceptance of its offered note not to file a bankruptcy petition or commence similar proceedings in respect of the issuer or the depositor.

It may be difficult to resell your offered notes.

There is currently no secondary market for the offered notes and there can be no assurance that a secondary market for the offered notes will develop. Consequently, you may not be able to sell your offered notes readily or at a price that will enable you to realize your desired yield. The market values of the offered notes are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage-backed notes have experienced periods of illiquidity and can be expected to experience the same in the future. Illiquidity can have a severely adverse effect on the prices of notes that are especially sensitive to prepayment, credit or interest rate risks.

The credit enhancement may be inadequate to avoid a loss on your offered notes.

The excess interest, overcollateralization, cap agreement and mortgage insurance policy features described in this prospectus supplement are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Excess Interest and Overcollateralization

We expect that the mortgage loans will generate more interest than is needed to pay interest accrued on the offered notes and the fees, expenses and indemnification obligations of the trust, at least during certain periods, because the weighted average of the net interest rates on the mortgage loans is expected to be higher than the interest rates on the offered notes and the rate of expected expenses. Any remaining interest generated by the mortgage loans each month will be available as part of the excess cashflow applied (a) to pay down the offered notes on account of losses on the mortgage loans and (b) to pay the adjusted class principal amount of the offered notes in order to restore and maintain overcollateralization at the required levels and to pay basis risk shortfalls. Any remaining excess interest together with any other remaining excess cashflow will be paid as principal on the Class M-12 and Class M-11 Notes and to the holders of the non-offered notes and the certificate as described in “Description of the Offered Notes—Payment on the Notes—Priority of Payments on the Offered Notes” in this prospectus supplement.

On the closing date, the aggregate scheduled principal balance of the mortgage loans will exceed the aggregate class principal amount of the offered notes by approximately $6.97 million. This excess is referred to in this prospectus supplement as “overcollateralization.” Overcollateralization will be available to absorb realized losses on the mortgage loans. Excess interest on the mortgage loans will be applied as part of excess cashflow to pay down principal on the offered notes to restore and maintain the overcollateralization amount at the required levels. We cannot assure you, however, that the mortgage loans will generate enough excess interest in all periods to restore and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

•	Prepayments. Every time a mortgage loan is prepaid, aggregate excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect of this reduction on your offered notes will be influenced by the amount of prepaid mortgage loans and their characteristics. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a negative effect on future excess interest.

•	Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay the noteholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because such mortgage loan will no longer be outstanding and generating interest. Liquidations of a disproportionately high number of high interest rate mortgage loans would have a negative effect on future excess interest.

•	Increases in LIBOR. If one-month LIBOR increases, more cash will be needed to pay interest to the noteholders, and less cash will be available as excess interest to cover realized losses and to restore and maintain required levels of overcollateralization.

•	Extraordinary Expenses. The master servicer, the servicer, the securities administrator, and to a limited extent as set forth in “Payments on the Offered Notes—Priority of Payments on the Offered Notes” in this prospectus supplement, the indenture trustee, the custodian and the owner trustee, will be entitled to indemnification and reimbursement of expenses prior to payment of any amount to noteholders. Payment of disproportionately high expenses to the master servicer, the servicer, the securities administrator, the indenture trustee, the custodian and the owner trustee would have a negative effect on excess interest and may result in the inability to make payments in full on your offered notes.

See “Description of the Offered Notes—Credit Enhancement—Excess Interest” and “—Overcollateralization” in this prospectus supplement.

The interest rates on the offered notes may be capped depending on movements of the indices on the mortgage loans.

All of the adjustable rate mortgage loans have interest rates that adjust at different times and/or adjust based on an index other than the one-month LIBOR index that is used to determine the interest rates on the offered notes. In a rising interest rate environment, the interest rates on the offered notes may rise before the interest rates on the adjustable rate mortgage loans. One-month LIBOR may respond to economic and market factors that differ from those affecting the other indices on which the mortgage interest rates are based. One-month LIBOR could rise while the other indices are stable or are falling. Even if the other indices move in the same direction, one-month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

In addition, in any of these interest rate environments, the interest rates on the offered notes may be limited by the available funds rate. Any shortfalls arising from the application of the available funds rate, which are referred to in this prospectus supplement as basis risk shortfalls, will be carried over as described in this prospectus supplement with accrued interest at the then-applicable interest rate (computed without regard to the available funds rate) and paid to the extent of monthly excess cashflow and any cap payment available therefor on a later payment date.

To provide limited protection to the offered notes, the trust will enter into a cap agreement which may provide additional funds to pay the notes. However, we can give you no assurance that amounts, if any, received under the cap agreement will be adequate to protect the notes against interest shortfalls because (a) the cap agreement provides payments for specified increases in one-month LIBOR and (b) the amount paid under the cap agreement will be calculated based on a notional amount that may be less than the aggregate scheduled principal balance of the mortgage loans. In addition, the cap agreement will terminate in November 2010 and the trust will not receive any further cap payments.

An investment in the offered notes may not be appropriate for some investors.

The offered notes are complex securities and are not suitable investments for all investors. You should possess, either alone or together with an investment adviser, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the offered notes unless you understand the prepayment, credit, interest rate, liquidity and market risks associated with the offered notes.

You may experience delays or reductions of payments on your offered notes if the transfer of the mortgage loans to the trust is not considered a sale in the event of bankruptcy.

The transfer of the mortgage loans by the seller to the depositor, and the subsequent transfer of the mortgage loans by the depositor to the trust, will be structured as sales for contractual and legal purposes rather than a pledge of the mortgage loans to secure indebtedness, even though the seller intends to treat the overall transaction as a secured financing for accounting and tax purposes. Notwithstanding the intent of the parties to consider the transfer of the mortgage loans to the depositor and then to the trust as sales for contractual and legal purposes, in the event that the seller becomes bankrupt or insolvent, a court may recharacterize the sale of the mortgage loans as a loan by the depositor to the seller secured by a pledge of the mortgage loans or consolidate the mortgage loans with the assets of the seller. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the mortgage loans to the trust as a loan by the trust to the depositor secured by a pledge of the mortgage loans or consolidate the mortgage loans with the assets of the depositor. The risk of such a recharacterization may be increased by the seller’s treatment of its respective transfer of the mortgage loans as a secured financing for tax and accounting purposes. In either case, a recharacterization could prevent timely payments of amounts due on your offered notes and result in a reduction of payments made on your offered notes.

The trust could become a taxable entity.

The trust likely will be a taxable mortgage pool for federal income tax purposes. The trust will not, however, be subject to corporate income tax if it is wholly owned by a “real estate investment trust” or “REIT,” a “qualified REIT subsidiary,” or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or qualified REIT subsidiary. FBR Trust Investments, LLC initially will own 100% of the certificate, which represents the equity in the trust. FBR Trust Investments, LLC will represent that it is treated as a disregarded entity for federal income tax purposes, that it is wholly owned by a parent entity that qualifies as a REIT, and that it will not undertake any action that would cause the trust to become subject to federal income tax. In order to prevent the trust from becoming subject to corporate income tax, the trust agreement will set out certain restrictions on the transferability of the certificate (or any retained notes that are not classified as debt for federal income tax purposes). These restrictions are intended to limit the transfer of the certificate (or any retained notes that are not classified as debt for federal income tax purposes) to (a) a single entity that qualifies as a REIT, a qualified REIT subsidiary, or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or qualified REIT subsidiary or (b) a lender or repurchase agreement counterparty in a repurchase agreement or secured lending transaction that qualifies as a borrowing for federal income tax purposes.

Notwithstanding the foregoing, the provisions of the Internal Revenue Code of 1986, as amended, that apply to taxable mortgage pools and REITs are highly technical and complex. If the holder of the certificate was not a REIT, qualified REIT subsidiary, or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or qualified REIT subsidiary, or the initial holder of the certificate were to transfer the certificate to an entity that does not qualify as a REIT, qualified REIT subsidiary, or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or qualified REIT subsidiary, including in relation to a default and foreclosure with respect to a repurchase agreement or secured lending, the trust could become subject to federal income tax as though it were a corporation. Any tax imposed on the trust would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the trust, which could result in a temporary stay of payments on the notes or a redemption of the notes at a time earlier than anticipated. See “Material Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus.

Risks Related to Prepayment and Yield

Loan prepayments or repurchases of the mortgage loans may adversely affect the average life of, and rate of return on, your notes.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, prepayments may increase due to the availability of refinancing at lower interest rates. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the interest rate on your notes. If prevailing interest rates rise, prepayments on the mortgage loans may decrease. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a rate of interest higher than the interest rate on your notes. We cannot predict the rate at which borrowers will prepay their mortgage loans.

Borrowers may prepay their mortgage loans in whole or in part at any time. Approximately 82.46% of the mortgage loans (78.35% of the group 1 mortgage loans and 85.90% of the group 2 mortgage loans), by their cut-off date scheduled principal balances, however, require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from twelve months to three years after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period. Prepayment premiums will not be available to pay principal or interest on the offered notes.

The timing of payments of principal also may be affected by liquidations of or insurance payments on the mortgage loans. In addition, the originator of the mortgage loans, or MHC I, Inc., as the Seller, may be required to purchase mortgage loans from the trust if certain breaches of representations and warranties in respect of the mortgage loans made by each are not cured. Also, if the servicer releases a mortgage without first having obtained payment in full of the indebtedness secured by such mortgage, the servicer will be required to purchase the applicable mortgage loan. These purchases will have the same effect on noteholders as prepayments of mortgage loans.

Refinance programs, which may involve soliciting all or some of the borrowers to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These programs might be conducted by the originator, the servicer, the master servicer, any of their affiliates or a third party.

A prepayment or purchase of a mortgage loan usually will result in a payment of principal on the offered notes. If you purchase your offered notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your offered notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans may differ significantly from that of other similar mortgage loans and the prepayment experience of the group 1 mortgage loans may differ from the group 2 mortgage loans.

See “Yield, Prepayment and Weighted Average Life Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Loan prepayments may result in shortfalls in interest collections and reduce the yield on your offered notes.

When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made rather than for an entire month. This may result in a shortfall in interest collections available for payment on the offered notes on the related payment date. The servicer generally is required to cover the shortfall in interest collections attributable to prepayments in full or in part, but only to the extent of its servicing fee. The master servicer, in its capacity as successor servicer, is required to cover these interest shortfalls to the extent not paid by the servicer, up to an amount equal to one-half of the servicing fee for such month.

Hybrid mortgage loans may experience faster prepayments than fixed rate mortgage loans.

All of the adjustable rate mortgage loans are hybrid mortgage loans, which have a fixed interest rate for the first two or three years after origination and then convert to an adjustable interest rate. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment. A failure by the borrower to refinance the mortgage loan may result in delinquencies or defaults that may disrupt interest payments on the mortgage loan, and if the proceeds from the sale of the related mortgaged property (including mortgage insurance, if any) are insufficient to pay the mortgage loan, realized losses.

Some of the mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses with respect to these mortgage loans and in lower weighted average lives of the offered notes.

Approximately 38.64% of the group 1 mortgage loans and approximately 57.75% of the group 2 mortgage loans, by their cut-off date scheduled principal balances, have initial interest-only periods of two, three or five years. During the applicable period, the scheduled payments made by the borrowers will be less than they would be if the mortgage loans amortized. In addition, each such mortgage loan scheduled principal balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, the offered notes may receive smaller principal payments during the interest-only period than they would have received if each borrower was required to make monthly payments of interest and principal from the origination of the related mortgage loan, except in the case of a prepayment.

After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase substantially, which may result in increased delinquencies by borrowers, particularly if interest rates have increased and the borrowers are unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loans not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after origination, in the aggregate this amount can be significant. Any resulting losses, to the extent not covered by credit enhancement, will result in an impairment to the aggregate class principal amount of the offered notes.

Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than the performance of mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with new mortgage loans, which may result in higher or lower prepayment speeds than would otherwise be the case. A general decline in housing prices where the related mortgaged property is located could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, the failure to build equity in the property by the borrower may affect the delinquency and prepayment rates of these mortgage loans.

The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered notes than would have been the case had these mortgage loans not been included in the trust. If you purchase an offered note at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the initial years of the term of a trust mortgage as a disincentive to prepayment.

Balloon mortgage loans present a special risk.

Approximately 6.70% (2.88% of the group 1 mortgage loans and 9.90% of the group 2 mortgage loans) of the mortgage loans, by their cut-off date scheduled principal balances, will have original terms to maturity that are shorter than their amortization schedules, leaving final payments, known as balloon payments, due on their maturity dates that are significantly larger than other monthly payments. Such mortgage loans are known as balloon loans. Balloon mortgage loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. The ability of the borrower to repay a balloon loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a balloon loan as a result of the borrower’s inability to refinance the loan will be borne by noteholders to the extent not covered by sale of the mortgaged property and applicable credit enhancement. None of the servicer, the master servicer or the indenture trustee will make any monthly advances with respect to delinquent balloon payments.

The overcollateralization provisions of the offered notes will affect the yields to maturity of the offered notes.

The overcollateralization provisions of the offered notes will affect the weighted average lives of the offered notes and consequently the yields to maturity of the offered notes. Excess cashflow may be applied to pay down the offered notes, which will have the effect of reducing the weighted average lives of the offered notes. We cannot predict whether, or to what degree, excess cashflow will be available for application as payments of principal on the offered notes in order to restore or maintain the required amount of overcollateralization.

Junior lien priority could result in payment delay or loss.

Approximately 6.78% of mortgage loans (2.92% of the group 1 mortgage loans and 10.01% of the group 2 mortgage loans), by their cut-off date scheduled principal balances, are secured by second lien mortgages. Mortgage loans secured by second lien mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. If the remaining proceeds are insufficient to satisfy the mortgage loans secured by second lien mortgages and prior liens in the aggregate, the noteholders will bear

•	the risk of delay in payments while any deficiency judgment against the borrower may be sought; and

•	the risk of loss if the deficiency judgment cannot be obtained or is not realized.

See “Certain Legal Aspects of the Assets” in the prospectus.

Risks Related to the Mortgage Loans

Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies.

The underwriting guidelines used in connection with the origination of the mortgage loans in the trust consider the credit quality of a borrower and the value of the mortgaged property. The borrowers, however, generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in strict accordance with Fannie Mae and Freddie Mac guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to the mortgage loans in the trust. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value. The foregoing characteristics of the mortgage loans may adversely affect the value of the offered notes.

Geographic concentration of mortgage loans may adversely affect your offered notes.

Approximately 45.52%, 15.06%, 9.93% and 7.06% of the group 1 mortgage loans, by their cut-off date scheduled principal balances, are secured by properties located in California, Illinois, Texas and Florida, respectively. Approximately 73.54%, 6.12%, 5.55% and 4.99% of the group 2 mortgage loans, by their cut-off date scheduled principal balances, are secured by properties located in California, Texas, Illinois and Florida, respectively. The rate of delinquencies, defaults and losses on the pool of mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions could have a disproportionate impact on the mortgage loans concentrated in any one state:

•	weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their mortgage loans on time;

•	declines in the real estate market may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; or

•	a region’s economic conditions and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, mudslides or eruptions, civil disturbances such as riots, disruptions such as power outages or hostilities such as terrorist acts or acts of war.

In particular, there is a large concentration of Mortgage Loans in California — over 60% by cut-off date scheduled principal balance. Individual states, even one as large as California, are subject to localized industry and economic forces that could result in a declining economy (and declining real estate prices) even when the nation as a whole is prosperous. In addition, mortgaged properties in California may be particularly susceptible to natural disasters, such as earthquakes and mudslides.

A number of states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. Properties located in certain parts of the United States, particularly certain states in the southeast portion of the United States, may have been damaged by the hurricanes and tropical storms that recently affected those areas, or may be damaged in the future by subsequent storms. Approximately 4.17% of the mortgage loans, by their cut-off date scheduled principal balances, are secured by properties located in areas in Florida that are designated by the Federal Emergency Management Association (“FEMA”) as eligible for individual assistance as a result of Hurricane Wilma. Approximately 1.91% of the mortgage loans, by their cut-off date scheduled principal balances, are secured by properties located in areas in Texas and Louisiana that are designated by FEMA as eligible for individual assistance as a result of Hurricane Rita. A representative of the seller has performed a “drive-by” or satellite inspection of each of these related mortgaged properties, and a small percentage appear to have sustained damage greater than $5,000. If any mortgaged properties are damaged at the time of closing and such damage adversely affects the related mortgage loans, the seller will have an obligation to repurchase the mortgage loans, which will have the same effect as a prepayment on the mortgage loans. See “Risk Related to Prepayment and Yield—Loan prepayments or repurchases of the mortgage loans may adversely affect the average life of, and rate of return on, your offered notes.”

Hurricanes Katrina, Rita and Wilma may have a negative effect on the nation’s economy, particularly in the states of Louisiana, Mississippi, Alabama, Texas and Florida. Those effects could include a decline in housing prices, thereby reducing the value of the security for each mortgage loan, and ultimately negatively affect the delinquency and recovery rates on the mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans, see the geographic distribution table under “The Mortgage Loans” and Annex A to this prospectus supplement.

Only some mortgage loans are covered by a mortgage insurance policy.

Approximately 33.97% of the group 1 mortgage loans and approximately 29.32% of the group 2 mortgage loans, by their cut-off date schedule principal balances, have original loan-to-value ratios greater than 80%. Only 72.34% of the group 1 mortgage loans and 24.69% of the group 2 mortgage loans with original loan-to-value ratios in excess of 80% are covered by a mortgage insurance policy, and then only to a level where the uninsured exposure of the mortgage loan is reduced to an amount equal to 60% of the original loan-to-value ratio of such mortgage loan. We cannot assure you that the applicable credit enhancement will be adequate to cover losses on these mortgage loans, particularly if the mortgage insurer were unable to perform its obligations under the mortgage insurance policy, and, as a result, there may be an inability to make payments in full on the offered notes and the yield to maturity of the offered notes may be adversely affected.

If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the scheduled principal balance of the related mortgage loan, there may be an inability to make payments in full on the offered notes.

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by the servicer or the master servicer, as the case may be, and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to the noteholders. Unless covered by an insurance policy, if a mortgaged property fails to provide adequate security for the related mortgage loan, you may not receive full payment of your investment in the offered notes if the applicable credit enhancement is insufficient to cover or absorb the shortfalls, particularly if the mortgage loan was covered by the mortgage insurance policy and the mortgage insurer were unable to perform its obligations under the mortgage insurance policy.

The failure to comply with consumer protection laws may create liabilities on the trust.

A failure by the originator to comply with federal or state consumer protection laws could create liabilities on behalf of the trust. These liabilities could include a reduction in the amount payable under a mortgage loan, the inability to foreclose on the related mortgaged property, or liability of the trust to a borrower. The originator will represent and warrant that the origination of each mortgage loan materially complied with all applicable requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects the trust’s interest in any mortgage loan would create an obligation on the part of the originator or the seller to repurchase or substitute for the mortgage loan unless the breach is cured. The failure of the originator or the seller to repurchase or substitute for the defective mortgage loan or pay the liability, however, could expose the trust to losses.

Effects of recent military action.

The United States has undertaken military operations in Afghanistan and Iraq and has placed a substantial number of military reservists and members of the National Guard on active duty status. These operations, and other possible future operations, may increase the likelihood that the mortgage rates of the mortgage loans in the trust will be reduced by the application of the Servicemembers Civil Relief Act, as amended, or comparable state laws. This legislation provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. These borrowers may not be charged interest on a loan in excess of 6.0% per annum during the period of the borrower’s active duty. If any mortgage loan in the trust experiences a reduction in the interest rate upon the application of such statutory requirement, less interest will be available for payments on the offered notes.

The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.

We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or similar legislation or regulations.

Any adverse impact resulting from these events would be borne by the holders of the offered notes. The mortgage insurance policy does not cover interest shortfalls resulting from the application of the Servicemembers Civil Relief Act. Neither the master servicer nor the servicer will make advances in respect of such interest shortfalls.

DESCRIPTION OF THE OFFERED NOTES

General

The FBR Securitization Trust 2005-4 Mortgage-Backed Notes, Series 2005-4 (the “Notes”), will consist of the Class AV1, AV2-1, AV2-2, AV2-3, AV2-4, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10, M-11, M-12 and N Notes. The Class AV2-1, AV2-2, AV2-3 and AV2-4 Notes are collectively referred to in this prospectus supplement as the “Class AV2 Notes.” The Class AV1 and AV2 Notes are collectively referred to in this prospectus supplement as the “Class A Notes.” The Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10, M-11 and M-12 Notes are collectively referred to in this prospectus supplement as the “Class M Notes.” Only the Class A and Class M Notes (collectively, the “Offered Notes”) are offered hereby. The Class N Notes (the “Non-Offered Notes”) are not offered hereby. The Notes will be issued pursuant to the Indenture. Both the Indenture and the Transfer and Servicing Agreement contain provisions that are material to the Offered Notes.

Copies of the Indenture and the Transfer and Servicing Agreement will be attached as an exhibit to a Current Report on Form 8-K of the Issuer that will be available to purchasers of the Offered Notes at, and will be filed with, the Securities and Exchange Commission. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Transfer and Servicing Agreement. When particular provisions or terms used in the Indenture or the Transfer and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Offered Notes represent the right to receive payments of interest at the respective rates set forth on page S-vi of this prospectus supplement, payable monthly, and payments of principal to the extent set forth below.

The Offered Notes will be issued in authorized minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

The Notes will be secured by the pledge of the assets of the trust (the “Trust Fund”), which consist primarily of:

•	a pool of mortgage loans which will be divided into two mortgage loan groups, the group 1 mortgage loans (the “Group 1 Mortgage Loans”) and the group 2 mortgage loans (the “Group 2 Mortgage Loans” and together with the Group 1 Mortgage Loans, the “Mortgage Loans”);

•	accounts that are maintained by the Servicer and the Securities Administrator;

•	property acquired by foreclosure of a mortgage or deed in lieu of foreclosure;

•	the insurance policies covering the related mortgaged properties;

•	the Cap Agreement;

•	the Mortgage Insurance Policy issued by Mortgage Guaranty Insurance Corporation that will insure approximately 15.14% of the Mortgage Loans by their cut-off date scheduled principal balances; and

•	all proceeds of the foregoing.

The Trust shall be entitled to (a) all scheduled payments of principal due on the Mortgage Loans after the Cut-off Date, (b) all other recoveries of principal collected after the Cut-off Date (less scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date), (c) all payments of interest on the Mortgage Loans (minus that portion of any such payment which is allocable to any period prior to the Cut-off Date) and (d) all Prepayment Premiums. The Prepayment Premiums will not be available to pay principal or interest on the Offered Notes, but will be available to pay the Non-Offered Notes and the Certificate.

The Offered Notes will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Seller, the Depositor, the Originator, the Servicer, the Master Servicer, the Securities Administrator, the Cap Provider (except as provided in the Cap Agreement), the Credit Risk Manager, the Owner Trustee, the Indenture Trustee, the Mortgage Insurer (except as provided in the Mortgage Insurance Policy), the underwriters or any of their affiliates.

The equity ownership in the Trust will be evidenced by the Certificate, which will be retained initially by FBR Trust Investments, LLC, an affiliate of the Depositor.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants, and for such purpose are referred to as “Book-Entry Notes.” Beneficial Owners will hold their Notes through DTC and only upon request through Clearstream Banking, Luxembourg or the Euroclear System.

The Book-Entry Notes will be represented by one or more global notes having an aggregate principal amount equal to the initial aggregate Class Principal Amount of the Offered Notes registered in the name of the nominee of DTC. FBR Securitization, Inc. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a physical note representing such person’s interest (a “Definitive Note”), except as set forth in limited circumstances described under “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus.

See “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus for a general discussion of the book-entry procedures of DTC.

Payments on Mortgage Loans

On or prior to the Closing Date, the Servicer will establish and maintain or cause to be established and maintained an account or accounts (each, a “Custodial Account”) for the collection of payments on the Mortgage Loans, insurance proceeds, liquidation proceeds, repurchase proceeds and Monthly Advances, which will be segregated from collections on any other mortgage loans owned or serviced by the Servicer. On or prior to the Closing Date, the Securities Administrator will establish a payment account (the “Payment Account”), which will be maintained for the benefit of the holders of the Notes (the “Noteholders”). On the fourth Business Day following the 15th day of each month (the “Servicer Remittance Date”), the Servicer will remit amounts for payment on the Notes from amounts on deposit in the Custodial Account to the Securities Administrator for deposit into the Payment Account. On each Payment Date, the Securities Administrator will withdraw the amounts on deposit in the Payment Account to make payments on the Notes and certain administrative expenses.

Funds credited to the Custodial Account may be invested at the discretion of the Servicer for its own benefit in eligible investments as specified in the Transfer and Servicing Agreement. Similarly, amounts deposited in the Payment Account may be invested at the discretion of the Master Servicer for its own benefit in eligible investments as specified in the Indenture or the Transfer and Servicing Agreement.

Payments on the Offered Notes

General

Payments on each class of the Offered Notes will be made by the Securities Administrator or its designee on each Payment Date, commencing with the Payment Date in December 2005, to the persons in whose names the Offered Notes are registered on the Business Day preceding the Payment Date for any Book-Entry Notes, and the last Business Day of the month preceding each Payment Date for any Definitive Notes (the “Record Date”) in an amount equal to the product of the Noteholders’ respective Percentage Interest in such class of the Offered Notes and the amount to be paid on such class of the Offered Notes. The “Percentage Interest” represented by any Offered Note will be equal to the percentage obtained by dividing the initial principal amount of such Offered Note by the initial Class Principal Amount of its class. For so long as any Offered Note is in book-entry form with DTC, the only “Noteholder” of such Note will be Cede & Co. See “Description of the Offered Notes—Book-Entry Registration” in this prospectus supplement.

Accrued interest on any Offered Note will be calculated based upon a 360-day year and the actual number of days in each Interest Accrual Period. For the initial Payment Date on December 27, 2005, the Offered Notes will accrue interest from the Closing Date.

Payments on the Offered Notes will be made to each registered Noteholder entitled to such payments by wire transfer of immediately available funds; provided, that the final payment in respect of any Offered Note will be made only upon presentation and surrender of such Offered Note at the Corporate Trust Office of the Securities Administrator. See “The Owner Trustee, Securities Administrator and Custodian” in this prospectus supplement.

Priority of Payments on the Offered Notes

In connection with each Payment Date other than a date on which an Indenture Event of Default has occurred and is continuing, the Securities Administrator will determine the amount of Interest Proceeds and Principal Proceeds for each Mortgage Loan Group for such Payment Date, and shall apply them as follows:

(1)	Interest Proceeds will be paid in the following order of priority:

(a) From the Interest Proceeds for the Group 1 Mortgage Loans:

(i) To pay (x) the Credit Risk Manager Fee and Master Servicing Fee, and (y) any indemnities and expenses due and payable to the Servicer, the Master Servicer, the Securities Administrator, the Owner Trustee, the Indenture Trustee and the Custodian relating to or otherwise allocable to the Group 1 Mortgage Loans; provided that the amount payable to the Owner Trustee, the Indenture Trustee and the Custodian pursuant to this clause (y) and clause (1)(b)(i)(y) below shall not exceed $200,000 in any calendar year;

(ii) To pay to the Class AV1 Notes, its Current Interest;

(iii) To pay concurrently to each class of the Class AV2 Notes, pro rata based upon the entitlement of each such class, an amount equal to the excess, if any, of (a) the amount required to be paid pursuant to clause (1)(b)(ii) below over (b) the actual amount paid pursuant to that clause from the Interest Proceeds for the Group 2 Mortgage Loans;

(b) From the Interest Proceeds for Group 2 Mortgage Loans:

(i) To pay (x) the Credit Risk Manager Fee and Master Servicing Fee, and (y) any indemnities and expenses due and payable to the Servicer, the Master Servicer, the Securities Administrator, the Owner Trustee, the Indenture Trustee and the Custodian relating to or otherwise allocable to the Group 2 Mortgage Loans; provided that the amount payable to the Owner Trustee, the Indenture Trustee and the Custodian pursuant to this clause (y) and clause (1)(a)(i)(y) above shall not exceed $200,000 in any calendar year;

(ii) To pay concurrently to each class of the Class AV2 Notes, pro rata based upon the entitlement of each such class, its Current Interest;

(iii) To pay to the Class AV1 Notes an amount equal to the excess, if any, of (a) the amount required to be paid pursuant to clause (1)(a)(ii) above over (b) the actual amount paid pursuant to that clause from the Interest Proceeds for the Group 1 Mortgage Loans;

(c) To pay, from any remaining Interest Proceeds, sequentially to each class of the Class M Notes in numeric order, its Current Interest;

(d) To pay unreimbursed expenses or indemnities due and payable to the Owner Trustee, the Indenture Trustee and the Custodian, in that order, to the extent not previously paid;

(2)	Principal Proceeds will be paid in the following order of priority:

(a) On any Payment Date prior to the Stepdown Date or if a Trigger Event is in effect, the Principal Payment Amount will be paid first concurrently as provided in clauses (i) and (ii) below and thereafter as provided in clause (iii) below:

(i) To pay the Group 1 Principal Payment Amount to the Class AV1 Notes until its Class Principal Amount has been reduced to zero, and thereafter, as provided in clause (2)(a)(ii) below after application of the Group 2 Principal Payment Amount;

(ii) To pay the Group 2 Principal Payment Amount sequentially to the Class AV2-1, Class AV2-2, Class AV2-3 and Class AV2-4 Notes, in that order, in each case until the Class Principal Amount thereof has been reduced to zero, and thereafter, as provided in clause (2)(a)(i) above after application of the Group 1 Principal Payment Amount;

provided, however, that if the aggregate of the Adjusted Class Principal Amounts of the Class M Notes is zero immediately prior to such Payment Date, principal payments made to the Class AV2 Notes will be paid pro rata; and

(iii) To pay sequentially the balance of the Principal Payment Amount to each class of the Class M Notes in numeric order until the Adjusted Class Principal Amount of each such class has been reduced to zero.

(b) On any Payment Date on or after the Stepdown Date and if a Trigger Event is not in effect, the Principal Payment Amount will be paid first concurrently as provided in clauses (i) and (ii) below and thereafter sequentially as provided in clause (iii):

(i) To pay the lesser of the Group 1 Principal Payment Amount and a portion of the Senior Principal Payment Amount determined in accordance with the Allocation Percentage for the Group 1 Mortgage Loans to the Class AV1 Notes, until its Class Principal Amount has been reduced to zero, and thereafter, as provided in clause (2)(b)(ii) below, after application of the Group 2 Principal Payment Amount or the applicable portion of the Senior Principal Payment Amount, as the case may be;

(ii) To pay the lesser of the Group 2 Principal Payment Amount and a portion of the Senior Principal Payment Amount determined in accordance with the Allocation Percentage for the Group 2 Mortgage Loans, sequentially to the Class AV2-1, Class AV2-2, Class AV2-3 and Class AV2-4 Notes, in that order, in each case until their respective Class Principal Amounts have been reduced to zero, and thereafter, as provided in clause (2)(b)(i) above, after application of the Group 1 Principal Payment Amount or the applicable portion of the Senior Principal Payment Amount, as the case may be;

provided, however, that if the aggregate of the Adjusted Class Principal Amounts of the Class M Notes is zero immediately prior to such Payment Date, principal payments made to the Class AV2 Notes will be paid pro rata; and

(iii) To pay to each of the Class M Notes sequentially their respective Principal Payment Amounts until the Adjusted Class Principal Amount of each such class has been reduced to zero.

(3)	Excess Cashflow will be paid in the following order of priority:

(a) To pay to each of the Class A Notes, pro rata based upon the entitlement of each such class, any remaining unpaid Current Interest;

(b) To pay the Overcollateralization Deficiency Amount as principal on the Offered Notes, payable in accordance with the payment of Principal Proceeds as set forth in clause (2) above, with amounts allocated between the Class AV1 Notes and Class AV2 Notes based upon the respective Allocation Percentages for the Group 1 and Group 2 Mortgage Loans; provided however, that if any Overcollateralization Deficiency Amount remains unpaid after application of this clause (b), any funds on deposit in the Reserve Fund will be applied to further reduce the Overcollateralization Deficiency Amount as provided in this clause (b). See “Description of the Offered Notes—Credit Enhancement—Reserve Fund” in this Prospectus Supplement.

(c) To pay sequentially to each class of Class M Notes in numeric order, any remaining unpaid Current Interest;

(d) If any Class Impairment Amount exists, sequentially to each class of Class M Notes in numeric order, to pay principal with respect to such class of Notes in reduction of its Class Principal Amount an amount equal to the Class Impairment Amount for such class;

(e) To pay any Basis Risk Shortfall payable to each class of Offered Notes, pro rata based upon the entitlement of such class;

(f) To pay any Deferred Interest sequentially to each class of Class M Notes in numeric order;

(g) To pay any Deferred Interest Basis Risk Shortfall sequentially to each class of Class M Notes in numeric order;

(h) To pay the Early Principal Payment Amount as principal on the Class M-12 and Class M-11 Notes in that order, until their Adjusted Class Principal Amounts have been reduced to zero; and

(i) To pay any remaining Excess Cashflow to the Non-Offered Notes and Certificate as described in the Transfer and Servicing Agreement.

Application of Cap Payments

On each Payment Date, any cap payments will be part of Interest Proceeds and paid as provided under “Payments on the Offered Notes—Priority of Payments on the Offered Notes” in this Prospectus Supplement.

Prepayment Premiums

Prepayment Premiums will be available to pay the Non-Offered Notes and the Certificate. Prepayment Premiums will not be available to pay the Offered Notes.

Definitions Relating to the Payments on the Offered Notes

The “Adjusted Class Principal Amount” for any Payment Date and a class of Offered Notes, prior to giving effect to principal payments made with respect to such class of Offered Notes on such Payment Date, is an amount equal to (a) the Class Principal Amount of such class of Offered Notes minus (b) the Class Impairment Amount, if any, of such class of Offered Notes.

The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the per annum mortgage rate less the sum of (i) the Servicing Fee rate, (ii) the Credit Risk Manager Fee rate, (iii) the Master Servicing Fee rate, and (iv) with respect to each Insured Mortgage Loan, the Mortgage Insurance Premium rate.

The “Aggregate Early Principal Payment Amount” for any Payment Date is the sum of all Early Principal Payment Amounts paid pursuant to clause 3(h) of the “Priority of Payments on the Offered Notes” on all prior Payment Dates.

The “Allocation Percentage” for each Payment Date and group of Mortgage Loans is the percentage equivalent of a fraction, the numerator of which is (i) the Principal Proceeds for that group of Mortgage Loans for the related Due Period, and the denominator of which is (ii) the sum of the Principal Proceeds for both groups of Mortgage Loans for the related Due Period.

The “Available Funds” for each Payment Date will be the sum of the Interest Proceeds and the Principal Proceeds for both Mortgage Loan Groups for such Payment Date.

The “Available Funds Rate” for each Payment Date is the per annum rate equal to the sum of (a) the product of (i) the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans for the related Due Period, weighted on the basis of their Scheduled Principal Balance as of the beginning of the related Due Period, (ii) 30 divided by the actual number of days in the related Interest Accrual Period, and (iii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period divided by the aggregate Adjusted Class Principal Amount of the Offered Notes immediately prior to such Payment Date and (b) the product of (i) 360 divided by the actual number of days in the Interest Accrual Period and (ii) any funds received by the trust pursuant to the Cap Agreement for such Payment Date, divided by the aggregate of the Adjusted Class Principal Amounts of the Offered Notes immediately prior to such Payment Date.

The “Basis Risk Shortfall” for each Payment Date and each class of Offered Notes is the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest at the Formula Rate for such Payment Date over (ii) the Current Interest actually accrued on such class of Offered Notes at an interest rate equal to the Available Funds Rate, (b) any amount described in clause (a) above for such class remaining unpaid from prior Payment Dates and (c) interest on the amount in clause (b) above at the Formula Rate.

A “Business Day” is any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the states of California, Arizona, New York, Maryland and Minnesota are authorized or obligated by law or executive order to be closed.

The “Class Impairment Amount” for any Payment Date and the Class M Notes, prior to giving effect to any principal payments made with respect to such Notes on the current Payment Date, is the lesser of (a) the Class Principal Amount of such class of Notes and (b) the amount, if any, by which the sum of the Class Principal Amount of such class of Notes and all classes of Offered Notes that are senior to such class of Notes exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

The “Class M-1 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Amount of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-1 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 66.90% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-2 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the Adjusted Class Principal Amount of the Class M-1 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amount of the Class M-1 Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-2 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 73.30% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related

Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-3 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amounts of the Class A Notes and the aggregate Adjusted Class Principal Amount of the Class M-1 and Class M-2 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-3 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 77.50% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-4 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-3 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-4 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 80.60% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-5 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-4 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-5 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 83.80% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-6 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-5 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-6 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 86.60% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-7 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-6 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-7 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 89.40% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-8 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-7 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-8 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 91.30% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-9 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-8 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-9 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 93.10% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-10 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-9 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-10 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 94.30% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-11 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class

Principal Amounts of the Class M-1 through Class M-10 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-11 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 96.20% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class M-12 Principal Payment Amount” for any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (A) the sum of the aggregate Class Principal Amount of the Class A Notes and the aggregate Adjusted Class Principal Amounts of the Class M-1 through Class M-11 Notes (after taking into account the payment of the Senior Principal Payment Amount and the Class Principal Payment Amounts for such Class M Notes on such Payment Date) and (B) the Adjusted Class Principal Amount of the Class M-12 Notes immediately prior to such Payment Date, over (y) the lesser of (A) the product of (i) approximately 98.60% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans on the last day of the related Due Period over 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Class Principal Amount” for any class of Notes is the initial principal amount thereof on the Closing Date, less all amounts previously paid with respect to such class of Notes as principal on all prior Payment Dates.

The “Cumulative Realized Loss Percentage” for any Payment Date means a fraction, expressed as a percentage, obtained by dividing (a) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans in the entire mortgage loan pool from the Cut-off Date through the last day of the related Due Period by (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Current Interest” for any Payment Date and each class of Offered Notes is the sum of (a) the interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate for such class of Offered Notes on its Adjusted Class Principal Amount immediately prior to such Payment Date, and (b) the sum of (i) any unpaid Current Interest from previous Payment Dates for such class of Offered Notes, and (ii) interest thereon at the applicable Note Interest Rate for such Payment Date.

The “Deferred Interest” for the Class M Notes and any Payment Date is equal to the sum of (a) the interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate on the Class Impairment Amount for that class, (b) any amount described in clause (a) for prior Payment Dates remaining unpaid, and (c) interest accrued on the amount described in clause (b) above during the Interest Accrual Period related to such Payment Date at the applicable Note Interest Rate.

The “Deferred Interest Basis Risk Shortfall” for each Payment Date and each class of Class M Notes is the sum of (a) the excess, if any, of (i) the amount that would have been the Deferred Interest at the Formula Rate for such Payment Date over (ii) the Deferred Interest accrued on such class of Class M at an interest rate equal to the Available Funds Rate, (b) any amount described in clause (a) above for such class remaining unpaid from prior Payment Dates and (c) interest on the amount in clause (b) above at the Formula Rate.

The “Delinquency Rate” for any Due Period is the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of the preceding calendar month, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans as of the close of business on the last day of such calendar month.

The “Due Date” is the day of the month on which the Scheduled Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, as specified in the related mortgage note.

The “Due Period” for any Payment Date is the period commencing on the second day of the calendar month immediately preceding the month in which such Payment Date occurs (or the date following the Cut-off Date in respect of the first Due Period) and ending on the first day of the calendar month in which such Payment Date occurs.

The “Early Principal Payment Amount” for any Payment Date is the lesser of (a) the sum of the Adjusted Class Principal Amount of the Class M-11 and Class M-12 Notes immediately prior to such Payment Date reduced by any payments of principal on such Payment Date from the Principal Payment Amount, from Excess Cashflow and from the Reserve Fund applied to pay the Overcollateralization Deficiency Amount and (b) 50% of the remaining Excess Cashflow after payment of clauses (3)(a) through (3)(g) of “Priority of Payments on the Offered Notes.”

The “Excess Cashflow” for any Payment Date will be an amount equal to the Available Funds remaining after their payment in priorities (1) and (2) under “Description of the Offered Notes—Payments on the Offered Notes—Priority of Payments on the Offered Notes.”

The “Formula Rate” for each class of Offered Notes will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus the applicable margin set forth on page S-vi for such class of Offered Notes and (ii) 14.00%.

The “Group 1 Principal Payment Amount” for each Payment Date is the portion of the Principal Payment Amount attributable to the Group 1 Mortgage Loans, determined in accordance with the Allocation Percentage for the Group 1 Mortgage Loans.

The “Group 2 Principal Payment Amount” for each Payment Date is the portion of the Principal Payment Amount attributable to the Group 2 Mortgage Loans, determined in accordance with the Allocation Percentage for the Group 2 Mortgage Loans.

The “Interest Accrual Period” for each Payment Date is the period beginning with the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date. Accrued interest will be calculated based upon a 360-day year and the actual number of days elapsed in each Interest Accrual Period.

The “Interest Proceeds” with respect to any Payment Date and each group of Mortgage Loans, generally, are the sum of (a) the sum of all scheduled and unscheduled payments of interest on the Mortgage Loans in such group, all proceeds in respect of interest from the liquidation of Mortgage Loans in such group, all insurance proceeds (including the Mortgage Insurance Policy) on the Mortgage Loans in such group in respect of interest and certain proceeds in respect of interest from the repurchase of a Mortgage Loan in such group upon a breach of representations regarding such Mortgage Loan, each as is received or advanced in a related Due Period or the related Prepayment Period, as applicable and (b) such group’s pro rata share, based on Scheduled Principal Balance of the Mortgage Loans in such loan group, of any payments received by the Trust pursuant to the Cap Agreement, less the Servicing Fee and Mortgage Insurance Premium with respect to such Payment Date.

The “Margin Stepup Date” is the first Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period is less than 20% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Mortgage Insurance Premium” for any Payment Date is the insurance premium due to the Mortgage Insurer, which premium will be paid monthly by the Servicer with funds withdrawn from the Collection Account with respect to the Insured Mortgage Loans. The monthly insurance premium with respect to any Payment Date shall be calculated at an annualized premium rate of 1.50% applied to the Scheduled Principal Balance of each Insured Mortgage Loan as of the related Due Date. The premium rate does not include premium taxes that are required to be paid with respect to properties located in the states of Kentucky and West Virginia. The tax rate generally range from 1.0% to 17% of the premium paid.

The “Note Interest Rate” on each class of Offered Notes will be equal to the lesser of (i) the related Formula Rate and (ii) the Available Funds Rate.

The “Overcollateralization Amount” as of any date of determination is equal to the excess of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (ii) the Adjusted Class Principal Amount of the Offered Notes after taking into account all payments of principal on such Payment Date. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.70% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. On each Payment Date, Excess Cashflow, if any, remaining after application for payment of any unpaid interest amount on the Class A Notes will be used to build or maintain the Target Overcollateralization Amount.

The “Overcollateralization Deficiency Amount” for any Payment Date is the excess, if any, of (a) the Target Overcollateralization Amount for such Payment Date over (b) the Overcollateralization Amount for such Payment Date, after giving effect to the payment of the Principal Payment Amount on such Payment Date.

The “Overcollateralization Release Amount” for each Payment Date is the lesser of (a) the sum of the Principal Proceeds for both loan groups for such Payment Date and (b) the excess of (i) the Overcollateralization Amount for such Payment Date (assuming, for the purposes of this calculation, that 100% of the Principal Proceeds is applied as payments of principal on the Offered Notes on that Payment Date) over (ii) the Target Overcollateralization Amount for such Payment Date.

The “Prepayment Period” with respect to any Payment Date and (i) any Principal Prepayment in full, is the period that commences on and includes the 16th day of the month immediately preceding the month in which such Payment Date occurs (or from the Cut-off Date, in the case of the first Prepayment Period) and ends on and includes the 15th day of the month in which such Payment Date occurs, and (ii) any partial Principal Prepayment, the calendar month preceding the month in which such Payment Date occurs.

The “Principal Payment Amount” with respect to any Payment Date is an amount equal to the lesser of (a) the Adjusted Class Principal Amount of the Offered Notes and (b) the excess of (i) the Principal Proceeds for both loan groups over (ii) the Overcollateralization Release Amount for such Payment Date.

The “Principal Proceeds” for any Payment Date and each group of Mortgage Loans, generally, are the sum of all scheduled and unscheduled payments of principal on the Mortgage Loans in such loan group, all proceeds in respect of principal from the liquidation of Mortgage Loans in such loan group, all insurance proceeds (including the proceeds of the Mortgage Insurance Policy) on the Mortgage Loans in such loan group in respect of principal, and all principal proceeds from the repurchase of a Mortgage Loan in such loan group upon a breach of representations regarding such Mortgage Loan in such loan group, each as is received or advanced in a related Due Period or the related Prepayment Period, as applicable, but excluding Prepayment Premiums. If additional amounts are recovered in any calendar month with respect to a Mortgage Loan following liquidation and the determination of the amount of Realized Losses with respect thereto, (i) such recovery shall be part of the Principal Proceeds for the applicable Mortgage Loan Group on the following Payment Date, and (ii) the Class Impairment Amount, if any, of the most senior Class M Note with a Class Impairment Amount shall be reduced by the amount of such recovery.

A “Realized Loss” with respect to a Mortgage Loan that becomes a liquidated loan is equal to the positive difference between the unpaid principal balance of the Mortgage Loan and the net liquidation proceeds relating thereto.

The “Rolling Three Month Delinquency Rate” with respect to any Payment Date is the average of the Delinquency Rates for each of the three (or a shorter period, in the case of the first and second Payment Dates) immediately preceding months.

The “Senior Enhancement Percentage” for a Payment Date is a percentage equal to (a) the sum of the aggregate Adjusted Class Principal Amount of the Class M Notes and the Overcollateralization Amount, in each case before taking into account any payments of principal on the Offered Notes on that Payment Date divided by (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

The “Senior Principal Payment Amount” is with respect to (a) any Payment Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Proceeds and (2) the aggregate Class Principal Amount of the Class A Notes immediately prior to that Payment Date, and (b) any other Payment Date, the lesser of (1) the Principal Payment Amount and (2) the excess, if any, of (x) the aggregate Class Principal Amount of the Class A Notes immediately prior to that Payment Date over (y) the lesser of (A) 59.80% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

The “Stepdown Date” is the earlier to occur of (a) the Payment Date on which the aggregate Class Principal Amount of the Class A Notes is reduced to zero, and (b) the later to occur of (i) the Payment Date in December 2008 and (ii) the first Payment Date on which the Senior Enhancement Percentage is greater than or equal to 40.20%.

The “Target Overcollateralization Amount” with respect to any Payment Date prior to the Stepdown Date, will be equal to the sum of (a) approximately 0.70% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date and (b) the Aggregate Early Principal Payment Amount.

For any Payment Date on or after the Stepdown Date, approximately the lesser of (a) the amount described in the preceding paragraph, and (b) the greater of (i) the excess of (x) approximately 5.70% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due

Period over (y) the aggregate Class Principal Amounts of the Class M-11 and Class M-12 Notes immediately prior to such Payment Date, and (ii) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, if a Trigger Event has occurred and is continuing on the related Payment Date, the Target Overcollateralization Amount will equal the Target Overcollateralization Amount on the preceding Payment Date (after taking into account any Early Principal Payment Amount paid on such preceding Payment Date).

A “Trigger Event” is in effect on any Payment Date on or after the Stepdown Date, if either (a) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 37.30% of the Senior Enhancement Percentage on such Payment Date or (b) the Cumulative Realized Loss Percentage on such Payment Date exceeds the percentage specified in the table below for such Payment Date:

Payment Date Occurring In	Percentage

December 2007-November 2008	1.30% for the first month, plus an additional 1/12th of 1.60% for each month thereafter

December 2008-November 2009	2.90% for the first month, plus an additional 1/12th of 1.60% for each month thereafter

December 2009-November 2010	4.50% for the first month, plus an additional 1/12th of 0.75% for each month thereafter

December 2010-November 2011	5.25% (or 5.85% if the Class Principal Amounts of the Class M-11 and Class M-12 Notes have been reduced to zero) for the first month plus an additional 1/12 of 0.25% (or 0.70% if the Class Principal Amounts of the Class M-11 and Class M-12 Notes have been reduced to zero) for each month thereafter.

December 2011 and thereafter	5.50% (or 6.55% if the Class Principal Amounts of the Class M-11 and Class M-12 Notes have been reduced to zero)

Measurement of Delinquencies

For each Payment Date, the Servicer will determine the delinquency of a Mortgage Loan based on the number of days past due on a contractual basis. No mortgage loan will be considered delinquent for these purposes until it is one month past due on a contractual basis.

Determination of LIBOR

With respect to each Payment Date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Accrual Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Securities Administrator after consultation with the Depositor), the rate will be the reference bank rate.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator after consultation with the Depositor, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of the related Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Amounts of the Offered Notes. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Depositor, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Amounts of the Offered Notes. If no quotations can be obtained, the rate will be one-month LIBOR for the prior Payment Date.

LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Note Interest Rates applicable to the Offered Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Credit Enhancement

Credit enhancement for the Offered Notes will consist of Excess Cashflow, overcollateralization, the Mortgage Insurance Policy, the Cap Agreement and subordination (to the extent applicable for each class of Offered Notes) in each case as described in this prospectus supplement. See “The Mortgage Insurance Policy” and “The Mortgage Insurer” in this Prospectus Supplement.

Excess Interest

The Mortgage Loans accrue interest each month in an aggregate amount that is expected to exceed the amount needed to pay Current Interest on the Offered Notes and the fees of the Servicer, the Master Servicer, the Securities Administrator, the Credit Risk Manager, the Custodian, the Owner Trustee, the Mortgage Insurer and the Indenture Trustee, and any expenses of the foregoing parties payable by the Issuer. Such excess interest, if any, from the Mortgage Loans each month, together with any other Excess Cashflow, will be available (a) to absorb losses on the Mortgage Loans and to pay down the Offered Notes to restore and maintain overcollateralization at the Target Overcollateralization Amount; (b) to pay unpaid Current Interest, Class Impairment Amounts, Basis Risk Shortfalls, Deferred Interest and Deferred Interest Basis Risk Shortfalls; and (c) in part to pay principal on the Class M-12 and Class M-11 Notes.

Overcollateralization

Credit enhancement with respect to the Offered Notes will be provided by overcollateralization resulting from the aggregate Scheduled Principal Balance of the Mortgage Loans exceeding the aggregate Adjusted Class Principal Amount on the Offered Notes. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.70% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. The maintenance of the Overcollateralization Amount at the Target Overcollateralization Amount is intended to be accomplished by the application of available

Excess Cashflow to accelerate the payment of the Adjusted Class Principal Amount of the applicable classes of Offered Notes. The application of available Excess Cashflow to reduce the aggregate Adjusted Class Principal Amount of the Offered Notes on any Payment Date will have the effect of accelerating the amortization of the Offered Notes relative to the amortization of the Mortgage Loans.

The Transfer and Servicing Agreement generally provides that, on any Payment Date, amounts collected on the Mortgage Loans in respect of principal to be applied on such Payment Date will be paid to Noteholders in reduction of the aggregate Class Principal Amount of the Offered Notes on such Payment Date. If the Overcollateralization Amount were reduced to zero, further losses and delinquencies on the Mortgage Loans, in the absence of payments under the Mortgage Insurance Policy, would result in there not being sufficient funds to pay all amounts due on the Offered Notes.

Reserve Fund

On the Closing Date, the Depositor will establish with the Indenture Trustee a reserve fund (the “Reserve Fund“) in the amount of $1,991,000. Funds on deposit in the Reserve Fund (other than earnings thereon) will be applied to pay down the Offered Notes pursuant to clause 3(b) of “Payments on the Offered Notes—Priority of Payments on the Offered Notes” to the extent that any Overcollateralization Deficiency Amount remains after application of the Available Funds on such Payment Date. The Reserve Fund will likewise be reduced on each Payment Date by an amount equal to the Early Principal Payment Amount on such Payment Date. Amounts released from the Reserve Fund that are not applied to pay down any Overcollateralization Deficiency Amount, together with any earnings on the Reserve Fund, will be paid to the holder of the Certificate.

Payments to the Holders of the Non-Offered Notes and the Certificate

On each Payment Date, any Excess Cashflow remaining after making payments of interest and principal due on the Offered Notes and other payments required on such Payment Date will be paid to the holders of the Non-Offered Notes and the Certificate as provided in the Indenture and the Trust Agreement, free of the lien of the Indenture. Such amounts will not be available to make payments on the Offered Notes on any subsequent Payment Date. The holders of Non-Offered Notes and the Certificate also will be entitled to receive directly any Prepayment Premiums paid on the Mortgage Loans. See “The Trust—General” and “Description of the Offered Notes—Payment on the Offered Notes—Priority of Payments on the Offered Notes” in this prospectus supplement.

Maturity Date

The “Maturity Date” for the Offered Notes has been determined to be the Payment Date following the month of the latest scheduled maturity date of any Mortgage Loan as of the Cut-off Date. The failure to pay the outstanding Class Principal Amount for each class on the Maturity Date constitutes an Indenture Event of Default.

Optional Redemption

The holder of the Certificate may, at its option purchase all of the Mortgage Loans and redeem the Notes in whole, but not in part, on any Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period is equal to or less than 20% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. Any redemption will be at a price equal to 100% of the aggregate Class Principal Amount of the Notes, plus accrued and unpaid interest (including any Deferred Interest, Basis Risk Shortfall and Deferred Interest Basis Risk Shortfall) through the day preceding the Payment Date on which the Notes are redeemed. The holder of the Certificate also will be obligated to pay any unpaid administrative expenses of the trust and unpaid advances in connection with such redemption. Such price will be payable only in cash. See “Description of the Securities—Optional Redemption or Termination” in the accompanying prospectus. There will be no penalty assessed in connection with such redemption. Because the margin on the Offered Notes increases on the margin stepup date, the certificateholder will have an incentive to redeem the Offered Notes if the value of the Mortgage Loans at that time exceeds the outstanding principal amount of the Offered Notes. Notice of redemption must be mailed by the Depositor to the Securities Administrator at least twenty days prior to the Payment Date set for such optional redemption. Interest Proceeds and Principal Proceeds for each group of Mortgage Loan will be applied pursuant to “Payments on the Offered Notes—Priority of Payments on the Offered Notes.”

Clean-up Call

The Servicer may, at its option, purchase all of the Mortgage Loans on the Payment Date related to a Due Period on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period is equal to or less than 10% of the Cut-off Date Balance. The purchase price of the Mortgage Loans will be equal to the greater of (a) 100% of the aggregate Class Principal Amount of the Notes, plus unpaid interest (including any Deferred Interest, Basis Risk Shortfall and Deferred Interest Basis Risk Shortfall) through the day before the final Payment Date and any unpaid administrative expenses of the Trust and (b) the aggregate Scheduled Principal Balance of all Mortgage Loans as of the last day of the related Due Period plus any Principal Proceeds and Interest Proceeds collected on the Mortgage Loans during the related Due Period and any unreimbursed Advances. The price will be payable only in cash. The Notes will be retired on that Payment Date with the proceeds of the sale of the Mortgage Loans to the Servicer. Notice of a clean-up call must be mailed by the Servicer to the Securities Administrator at least twenty days prior to the Payment Date set for such clean-up call and by the Securities Administrator to the Noteholders at least ten days prior to the Payment Date set for such clean-up call. Interest Proceeds and Principal Proceeds for each group of Mortgage Loans will be applied pursuant to “Description of Offered Notes—Payments on the Offered Notes—Priority of Payments on the Offered Notes.” If the servicer fails to exercise this right, the Master Servicer has the right to exercise the clean-up call.

Optional Purchase

The Seller has the option, in its sole discretion, to acquire a Mortgage Loan or any REO Property (i) that becomes 90 or more days delinquent or is acquired through foreclosure proceedings or deed in lieu thereof, or (ii) where the related Mortgaged Property has suffered material damage, provided that the Seller may not acquire more than 2% of the Mortgage Loans by aggregate Cut-off Date Balance.

THE MORTGAGE INSURANCE POLICY

The following summary of the terms of the Mortgage Insurance Policy (the “Mortgage Insurance Policy”) does not purport to be complete and is qualified in its entirety by reference to the Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the Mortgage Insurance Policy.

Mortgage Guaranty Insurance Corporation (“MGIC”) will provide the Mortgage Insurance Policy, which will cover approximately 15.14% of the Mortgage Loans, all of which have an original loan-to-value ratio (“LTV”) greater than 80%. Approximately 16.30% of the Mortgage Loans have an original LTV greater than 80% and will not be insured. Additionally, approximately 68.56% of the Mortgage Loans will have an LTV less than or equal to 80% and will not be insured. The Mortgage Insurance Policy will cover approximately 48.16% of the Mortgage Loans with an LTV in excess of 80%.

The Insured Mortgage Loans were selected from the mortgage pool in accordance with the mortgage insurer’s selection criteria. The Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the Mortgage Insurance Policy (an “Insured Mortgage Loan”) is covered for losses up to the policy limits; provided, however, that the Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in such Mortgage Insurance Policy. Coverage on an Insured Mortgage Loan will generally equal the original LTV percentage of such Mortgage Loan minus 60%, divided by the original LTV, with the result rounded to the next highest whole number.

The Mortgage Insurance Policy is required to remain in force with respect to each Insured Mortgage Loan until (i) the principal balance of the Insured Mortgage Loan is paid in full; (ii) the principal balance of the Insured Mortgage Loan has amortized down to a level that results in a LTV ratio for the Insured Mortgage Loan of 55% or less (provided, however, that no coverage of any Insured Mortgage Loan under such MGIC Policy is required where prohibited by applicable law); or (iii) any event specified in the Mortgage Insurance Policy occurs that allows for the termination of such Mortgage Insurance Policy by MGIC.

Generally, the Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC.

The Mortgage Insurance Policy generally requires that delinquencies on any Insured Mortgage Loan must be reported to MGIC within four months of default, and appropriate proceedings to obtain title to the property securing the Insured Mortgage Loan must be commenced no later than when the Insured Mortgage Loan becomes six months in default.

No payment for a loss will be made under the Mortgage Insurance Policy unless the property securing the Insured Mortgage Loan is in the same physical condition as when the Insured Mortgage Loan was originally insured, except for reasonable wear and tear and damage relating to pre-existing environmental conditions.

Unless advance written approval is provided by or obtained from MGIC, the Issuer (or the Servicer on its behalf) may not make any change in the terms of an Insured Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the Insured Mortgage Loan, except as specifically permitted by the terms of the Insured Mortgage Loan; nor make any change in the property or other collateral securing the Insured Mortgage Loan; nor release any mortgagor under the Insured Mortgage Loan from liability. If an Insured Mortgage Loan is assumed, MGIC’s liability for coverage of the Insured Mortgage Loan under the Mortgage Insurance Policy generally will terminate as of the date of such assumption, unless MGIC approves the assumption in writing.

The Mortgage Insurance Policy specifically excludes coverage of:

•	any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage;

•	certain claims where there is an environmental condition which existed on the property securing the Insured Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Insured Mortgage Loan) as of the effective date of coverage;

•	any claim involving an Insured Mortgage Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage;

•	any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the Insured Mortgage Loan;

•	certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the Mortgage Insurance Policy or of its obligations as imposed by operation of law;

•	any claim when, as of the date of such claim, construction of the property securing the Insured Mortgage Loan is not completed in accordance with the construction plan and specifications upon which the appraisal of the property at origination of the Insured Mortgage Loan was based;

•	certain claims where fraud or misrepresentation by the insured materially contributed to the default resulting in such claim or increased the loss;

•	certain claims where negligence by the insured was material to either the acceptance of the risk or the hazard assumed by MGIC or materially contributed to the default resulting in such claim or increased the loss;

•	certain claims occurring when the servicer, at time of default or thereafter, is not approved in writing;

•	certain claims where, at any time after the inception of coverage, physical damage to the property securing the Insured Mortgage Loan occurs or manifests itself;

•	any claim resulting from a default due to the borrower’s failure to make the first monthly payment on the Insured Mortgage Loan from the borrower’s own funds;

•	any claim on an Insured Mortgage Loan that did not meet the eligibility criteria as set forth in the Mortgage Insurance Policy;

•	any claim arising from the failure of the borrower under an Insured Mortgage Loan to make any balloon payment, if applicable, under such Insured Mortgage Loan; and

•	certain claims to the extent the insured has not received the full minimum claim payment under any pre-existing primary insurance policy.

In issuing the Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Insured Mortgage Loans furnished to MGIC by the Seller. The Mortgage Insurance Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the borrower, the lender or other persons in connection with the origination of the Insured Mortgage Loan or the application for insurance; (ii) failure by the insured to furnish MGIC with copies of all documents in connection with the origination or servicing of an Insured Mortgage Loan; and (iii) any claim if the Insured Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Insured Mortgage Loan.

THE MORTGAGE INSURER

MGIC is a wholly owned subsidiary of MGIC Investment Corporation. As of the date of this prospectus supplement, MGIC had insurer financial strength ratings of “AA” from S&P and “Aa2” from Moody’s. The rating agencies issuing the insurer financial strength rating with respect to MGIC can withdraw or change their ratings at any time. For further information regarding MGIC, investors are directed to MGIC Investment Corporation’s periodic reports filed with the Securities and Exchange Commission, which are publicly available.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

Yield and Prepayments

General

The effective yields to maturity to the Noteholders will be affected by the rate of principal collections on the Mortgage Loans and the application of that principal and Excess Cashflow to retire the Class Principal Amount of the Offered Notes. In particular, prepayments (which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) of the Mortgage Loans and resulting Prepayment Interest Shortfalls may affect a Noteholder’s yield to maturity. Other factors that may affect yields to maturity include the extent to which Mortgage Loans bearing higher mortgage rates prepay at a more rapid rate than Mortgage Loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses and the purchase price for the Offered Notes.

If the purchaser of an Offered Note offered at a discount from its initial Class Principal Amount calculates its anticipated yield to maturity (or optional termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of an Offered Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield may be lower than that so calculated.

The rate of principal collections on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related Mortgage Loans may, and the timing of realized losses will, significantly affect the yield to maturity to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Prepayments, liquidations and repurchases of Mortgage Loans will result in payments to holders of the Offered Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Notes. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Approximately 38.64% of the Group 1 Mortgage Loans and approximately 57.75% of the Group 2 Mortgage Loans, by their Cut-off Date Balances, do not provide for monthly payments of principal for the designated period of years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such designated period. In addition, because no principal is due on such loans for their designated period, as applicable, the aggregate Class Principal Amount of the Offered Notes will amortize at a slower rate during such period than would otherwise be the case, and will amortize faster thereafter. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Mortgage Loans.

The Note Interest Rate is subject to an Available Funds Rate

The Note Interest Rate for each of the Offered Notes is subject to a monthly payment cap based upon the Available Funds Rate. See “Description of the Offered Notes—Definitions Relating to Payments on the Offered Notes” in this prospectus supplement.

To the extent the Available Funds Rate is paid to any class of the Offered Notes, the difference between the Formula Rate and the Available Funds Rate will create a shortfall that will carry forward with interest thereon as “Basis Risk Shortfall.” Basis Risk Shortfall will only be payable from any Excess Cashflow available for that purpose as described in this prospectus supplement.

Prepayments

The rate of prepayments on the Mortgage Loans will depend on future events and a variety of factors and, therefore, cannot be predicted. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans may experience different rates of prepayment. Approximately 87.67% of the Group 1 Mortgage Loans and approximately 87.07% of the Group 2 Mortgage Loans, by their Cut-off Date Scheduled Principal Balances, are Adjustable Rate Mortgage Loans. All of the Adjustable Rate Mortgage Loans are hybrid Mortgage Loans that have mortgage rates that provide for a fixed interest rate during an initial period of two or three years from the date of the origination and thereafter provide for adjustments to the mortgage rates on a semi-annual basis. When such hybrid Mortgage Loans begin their adjustable period, increases and decreases in the mortgage rate on the Mortgage Loan will be limited by the Periodic Cap, except in the case of the first adjustment, where the mortgage rate will be limited by the Initial Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with mortgage rates. As a result, the mortgage rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a Maximum Rate, and each Adjustable Rate Mortgage Loan has a Minimum Rate, which in some cases is equal to the related Gross Margin. See “The Mortgage Loans—Adjustable Rate Mortgage Loans” in this prospectus supplement.

Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate mortgage loans when the interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such interest rates and monthly payments may be significantly higher than the current interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans.

The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing interest rates, the borrower’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period. Approximately 78.35% of the Group 1 Mortgage Loans and approximately 85.90% of the Group 2 Mortgage Loans, by their Cut-off Date Balances, are subject to Prepayment Premiums during intervals ranging from one to three years following origination, as described under “Description of the Mortgage Loans—General” in this prospectus supplement. Prepayment Premiums will not be available to make payments of principal or interest on the Offered Notes.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Transfer and Servicing Agreement, the Seller will represent and warrant that as of the Closing Date each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Originator or the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, neither the Seller nor the Originator will have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, realized losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage Loans in a group may reduce the weighted average lives of the related Offered Notes and will reduce the yields on such Offered Notes to the extent they are purchased at a premium. See “Risk Factors—Risks Related to the Mortgage Loans—Geographic concentration of mortgage loans may adversely affect your offered notes” in this prospectus supplement.

Overcollateralization

The yields of the Offered Notes will be affected by the application of Excess Cashflow as described in this prospectus supplement and by the amount of overcollateralization. The amount of Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance that overcollateralization will be maintained at the levels described in this prospectus supplement.

As described in this prospectus supplement, Excess Cashflow will be applied, to the extent available, as an additional payment of principal on the Offered Notes to maintain overcollateralization at the required level. The level of Excess Cashflow available on any Payment Date will be influenced by, among other things:

•	the Overcollateralization Amount of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amount of the Offered Notes;

•	the loss experience of the Mortgage Loans. For example, Excess Interest will be reduced as a result of Realized Losses on the Mortgage Loans;

•	the extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceed the interest rates of the Offered Notes; and

•	the expenses of the Trust, and fees payable by it, including the Servicing Fee, the Master Servicing Fee, Owner Trustee fee, Credit Risk Manager Fee and Monthly Insurance Premium, and amounts to be reimbursed to the Servicer, the Master Servicer, the Custodian, the Owner Trustee, the Indenture Trustee and the Security Administrator.

No assurances can be given as to the amount or timing of Excess Cashflow distributable on the Offered Notes.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average life of an Offered Note is determined by (i) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above. The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of Excess Cashflow applied in reduction of the Class Principal Amount of the Offered Notes.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Fixed Rate Mortgage Loans is the Home-Equity Prepayment Curve (“HEP”) and for the Adjustable Rate Mortgage Loans is a constant prepayment rate (“CPR” and together with HEP, the “Prepayment Assumption”), each of which represents an assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of newly originated mortgage loans. 100% Prepayment Assumption with respect to the Fixed Rate Mortgage Loans assumes a prepayment rate of 23% HEP, which assumes constant prepayment rates of 2.30% per annum of the then unpaid principal balance of the Fixed Rate Mortgage Loans in the first month following the origination of the Fixed Rate Mortgage Loans and an additional 2.30% per annum in each month thereafter until the 10th month, and in each month thereafter during the life of the Fixed Rate Mortgage Loans, a constant prepayment rate of 23.00% per annum is assumed. 100% Prepayment Assumption with respect to the Adjustable Rate Mortgage Loans assumes 2.00% CPR in the first month following the origination of the Adjustable Rate Mortgage Loans, an additional 1/11th of 26.00% CPR for each month thereafter, building to 28.00% CPR in month 12 and remaining constant at 28.00% CPR until and including month 23, increasing to and remaining constant at 50.00% CPR from month 24 until month 27 and decreasing to and remaining constant at 30.00% CPR in month 28 and each month thereafter during the life of the Adjustable Rate Mortgage Loans.

As used in the tables that appear in Annex C to this prospectus supplement, a 100% Prepayment Assumption assumes prepayment rates equal to 100% of the related Prepayment Assumption, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the related Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

The tables that appear in Annex C to this prospectus supplement were prepared based on the following assumptions (collectively, the “Modeling Assumptions”):

•	the initial Class Principal Amounts are as set forth in the table on page S-vi of this prospectus supplement and the interest rates are calculated as described therein;

•	the Mortgage Loans prepay at the specified percentages of the Prepayment Assumption;

•	each Scheduled Monthly Payment of principal and interest is timely received on the first day of each month commencing in December 2005;

•	principal prepayments are received in full on the last day of each month commencing in November 2005 and include 30 days interest;

•	there are no defaults or delinquencies on the Mortgage Loans;

•	an Indenture Event of Default has not occurred;

•	Payment Dates occur on the 25th day of each month, commencing in December 2005;

•	there are no purchases or substitutions of Mortgage Loans;

•	the Notes are issued on December 8, 2005;

•	the Mortgage Loans have the characteristics described in “Assumed Mortgage Loan Characteristics of the Fixed Rate Mortgage Loans” and “Assumed Mortgage Loan Characteristics of the Adjustable Rate Mortgage Loans” in Annex B to this prospectus supplement;

•	the Servicing Fee, Credit Risk Manager Fee, the Master Servicing Fee and the Mortgage Insurance Premium are as described in this prospectus supplement;

•	the value of Six-Month LIBOR Index remains constant at 4.5900% and the value of One-Month LIBOR Index remains constant at 4.1700%; and

•	the Optional Redemption and Clean-up Call are not exercised, except where indicated in Annex C.

The Mortgage Loans are aggregated into assumed mortgage loans having the characteristics as described in the chart that appears in Annex B to this prospectus supplement.

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables that appear in Annex C to this prospectus supplement, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the mortgage rate of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average mortgage rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

Subject to the foregoing discussion and assumptions, the tables that appear in Annex C to this prospectus supplement indicate the weighted average lives of the Offered Notes and sets forth the percentages of the initial Class Principal Amounts of the Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption.

THE TRUST

General

FBR Securitization Trust 2005-4 is a statutory trust (the “Trust”) formed under the laws of the State of Delaware pursuant to a trust agreement (the “Initial Trust Agreement”), between the Depositor and the Owner Trustee. On the Closing Date, the Initial Trust Agreement will be superseded in its entirety by a Trust Agreement, dated as of December 8, 2005 (the “Trust Agreement”), by and among the Owner Trustee, the Securities Administrator and the Depositor.

In connection with the issuance of the Notes, the trust will issue a certificate (the “Certificate”) pursuant to the Trust Agreement. The Certificate will represent the ownership interest in the Trust. The Certificate is not being offered by this prospectus supplement and the accompanying prospectus. On the Closing Date, the Certificate will be issued to FBR Trust Investments, LLC, an affiliate of the Depositor. The Non-Offered Noteholders or the Certificateholder will receive certain payments in respect of the Excess Cashflow in excess of required payments on the Offered Notes, as well as Prepayment Premiums.

The Trust’s principal offices are located in Wilmington, Delaware in care of Wilmington Trust Company, as owner trustee, at the address set forth under “The Owner Trustee, Securities Administrator and Custodian” in this prospectus supplement.

Assignment of Mortgage Loans

The Mortgage Loans were originated by ResMAE Mortgage Corporation (the “Originator”). The underwriting guidelines generally applied by the Originator in originating the Mortgage Loans are described under “The Originator -Underwriting Guidelines” in this prospectus supplement. From time to time prior to the Closing Date, the Originator sold the Mortgage Loans to MHC I, Inc., or its affiliates. MHC I, Inc. (the “Seller”), an affiliate of the Depositor, will reacquire the Mortgage Loans from its affiliates on or before the Closing Date and sell them to the Depositor.

Pursuant to the Transfer and Servicing Agreement, the Seller will sell the Mortgage Loans, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such Mortgage Loans after the Cut-off Date, to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will then convey such Mortgage Loans, together with such rights to payments, to the Trust.

At the time of the issuance of the Offered Notes, the Trust will pledge to the Indenture Trustee for the benefit of the Noteholders all of the Trust’s right, title and interest in and to the Mortgage Loans. Concurrently with such pledge, the Securities Administrator will authenticate and deliver the Offered Notes at the direction of the Trust in exchange for, among other things, the Mortgage Loans.

Pursuant to the Indenture, each Mortgage Loan securing the Offered Notes includes the following, among other things:

•	all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof;

•	any mortgaged properties obtained by foreclosure or deed in lieu of foreclosure, and any revenues received from the foreclosed properties; and

•	the rights of the Indenture Trustee to receive proceeds of the applicable mortgage loan insurance policies and funds, if any, required to be maintained under the terms of the Indenture and the Transfer and Servicing Agreement, as applicable.

The Mortgage Loans transferred to the Trust will be identified in a schedule (the “Mortgage Schedule”) delivered pursuant to the Transfer and Servicing Agreement, which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the mortgage rate, the Scheduled Monthly Payment and the maturity date.

As to each Mortgage Loan, the following documents are generally required to be delivered to JPMorgan Trust Company, National Association, as custodian (the “Custodian”), on or prior to the Closing Date, in accordance with the Transfer and Servicing Agreement and the Indenture:

•	the related original mortgage note endorsed without recourse to the Indenture Trustee or in blank, or, to the extent that the original mortgage note has been lost, a certified copy of the mortgage note together with a lost note affidavit;

•	the original mortgage with evidence of recording indicated thereon (or, if such original recorded mortgage loan has not yet been returned by the recording office, an officer’s certificate of the Seller stating that such mortgage has been dispatched to the appropriate public recording office and that the original recorded mortgage or copy thereof certified to be a true and complete copy of such mortgage sent for recording will be promptly delivered to the Custodian);

•	an original assignment of the mortgage to the Indenture Trustee or in blank in recordable form with respect to all mortgages other than mortgages registered on the Mortgage Electronic Registration System, Inc. (“MERS”);

•	the policies of title insurance issued with respect to each Mortgage Loan; and

•	the originals of any assumption, modification, or extension agreements.

Certain of the mortgages or assignments of mortgages will have been recorded in the name of MERS, as agent of the holder of the related mortgage note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the related Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Custodian will confirm that the Indenture Trustee is shown as the owner of the related Mortgage Loan on the records of MERS, and will certify such confirmation.

Representations

Pursuant to the terms of the initial sale agreement, the Originator has made certain representations and warranties concerning the Mortgage Loans. Those representations generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Mortgage Loans—Representations and Warranties; Repurchases.” The representations and warranties of the Originator in respect of the Mortgage Loans generally will have been made as of the date they were sold to the Seller. The Seller will supplement selected representations as of the Closing Date.

Under the terms of the Indenture and the Transfer and Servicing Agreement, and subject to the Seller’s option to effect a substitution as described in the next paragraph, the Originator or the Seller, as applicable, will be obligated to repurchase any Mortgage Loan for its Repurchase Price within 90 days after their discovery, or receipt of written notice from the party discovering such breach, of a breach of any representation or warranty made or assigned by the Seller in the Transfer and Servicing Agreement that materially and adversely affects the Indenture Trustee’s or the Noteholders’ interest in any Mortgage Loan, if the breach has not been cured by the 90th day of such notice. The “Repurchase Price” for any Mortgage Loan will be the unpaid principal balance of the Mortgage Loan at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next Due Date for the Mortgage Loan following the repurchase, and any costs and damages incurred in connection with the violation by such Mortgage Loan of any predatory or anti-abusive lending law. Prior to being paid to Noteholders, this Repurchase Price will be used to reimburse the Servicer or Master Servicer for any previously unreimbursed advances made by the Servicer or Master Servicer in respect of the repurchased Mortgage Loan.

The Originator also is obligated to repurchase any Mortgage Loan as to which the borrower fails to make his or her first or second Scheduled Monthly Payment by the time of the next Scheduled Monthly Payment.

In lieu of repurchasing a Mortgage Loan as specified in the preceding paragraph, the Seller may, at its option, substitute a Qualified Substitute Mortgage for any Mortgage Loan to be repurchased. A “Qualified Substitute Mortgage” is any Mortgage Loan that, on the date of substitution, among other things:

•	has an outstanding principal balance not greater than the Scheduled Principal Balance of the replaced Mortgage Loan;

•	has a net mortgage rate not less than, and not more than two percentage points in excess of, the net mortgage rate of the replaced Mortgage Loan;

•	has a remaining term to maturity not longer than, and not more than one year shorter than, that of the replaced Mortgage Loan;

•	complies with the mortgage representations and warranties in the Transfer and Servicing Agreement;

•	is the same type as the replaced Mortgage Loan;

•	has a Gross Margin not less than that of the replaced Mortgage Loan;

•	has the same Index as the replaced Mortgage Loan, if the original Mortgage Loan is an adjustable-rate Mortgage Loan;

•	has the same lien priority as the lien priority of the replaced Mortgage Loan;

•	has a credit score not less than that of the replaced Mortgage Loan;

•	has a Loan-to-Value Ratio not greater than that of the replaced Mortgage Loan; and

•	is of the same loan grade as that of the replaced Mortgage Loan.

If more than one Mortgage Loan is substituted for a replaced Mortgage Loan, the Scheduled Principal Balances may be determined on an aggregate basis and the Net Mortgage Rate and term may be determined on a weighted average basis. A Qualified Substitute Mortgage also shall satisfy the following criteria as of the date of its substitution for a replaced Mortgage Loan:

•	the Mortgage Loan shall not be 30 or more days delinquent;

•	the mortgage loan file for such Mortgage Loan shall not contain any material deficiencies in documentation, and shall include an executed mortgage note or lost note affidavit, as applicable, and, a recorded mortgage;

•	no property securing such mortgage may be the subject of foreclosure, bankruptcy, or insolvency proceedings; and

•	such Mortgage Loan must be secured by a Mortgage Loan with the same lien priority as the replaced Mortgage Loan.

The Seller or the Originator, as applicable, will make a payment to the Securities Administrator for deposit into the Payment Account in the amount, if any, by which the aggregate of the Scheduled Principal Balances of any replaced Mortgage Loans exceeds the aggregate of the Scheduled Principal Balances of the Mortgage Loans being substituted for the replaced Mortgage Loans together with one month’s interest on such excess amount at the Net Mortgage Rate of the Mortgage Loan that is being replaced.

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Originator or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes may incur a loss if the loss or the Mortgage Loan is not covered by the Mortgage Insurance Policy or the Mortgage Insurer does not make payments on the Mortgage Insurance Policy.

The Cap Agreement

On the Closing Date, the Trust will enter into a cap agreement (the “Cap Agreement”) with the Cap Provider that will be assigned to the Indenture Trustee for the benefit of the Noteholders. With respect to each Payment Date, if One-Month LIBOR exceeds the applicable rate (the “Strike Rate”), the Cap Agreement will provide for the payment to the Trust of an amount equal to the result of multiplying (A) the product of (a) the rate equal to the excess of (x) One-Month LIBOR over (y) the applicable Strike Rate and (b) a notional amount (the “Cap Notional”) by (B) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360. The aggregate of all payments made on a Payment Date pursuant to the Cap Agreement is referred to in this prospectus supplement as a “Cap Payment.”

The Strike Rate and the Cap Notional with respect to the Cap Agreement for each applicable Payment Date are set forth on Annex D to this prospectus supplement. We can give you no assurance that the Mortgage Loans will pay at that rate or at any other rate. The Cap Agreement is effective beginning with the first Payment Date. The Cap Agreement terminates on the Payment Date in November 2010.

Upon the occurrence of any Event of Default or Termination Event, each as defined in the Cap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Cap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Cap Agreement. The occurrence of an Early Termination Date under the Cap Agreement will constitute a “Cap Early Termination.”

Upon any Cap Early Termination, the Cap Provider may be liable to make a termination payment (the “Cap Termination Payment”) to the Trust (regardless, if applicable, of which of the parties has caused the termination). The Cap Termination Payment will be based on the value of the Cap Agreement computed in accordance with the procedures set forth in the Cap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Cap Provider under the remaining scheduled term of the Cap Agreement. The Issuer will not be required to make any payments to the Cap Provider upon any Cap Early Termination.

Upon a Cap Early Termination, the holder of the Certificate on behalf of the Issuer shall seek a replacement Cap Provider to enter into a replacement Cap Agreement or similar agreement. To the extent the Trust receives a Cap Termination Payment from the Cap Provider, the Issuer shall apply all or such portion of such Cap Termination Payment as may be required to the payment of amounts due to a replacement Cap Provider under a replacement Cap Agreement or similar agreement.

A Cap Termination Payment that is triggered upon: (i) an Event of Default under the Cap Agreement with respect to which the Cap Provider is a Defaulting Party (as defined in the Cap Agreement), (ii) a Termination Event under the Cap Agreement with respect to which the Cap Provider is the sole Affected Party (as defined in the Cap Agreement) or (iii) an Additional Termination Event under the Cap Agreement with respect to which the Cap Provider is the sole Affected Party, shall be a “Cap Provider Trigger Event.”

With respect to the Cap Provider, an Additional Termination Event will occur if the Cap Guarantor fails to comply with the Downgrade Provisions (as defined below). If the Cap Guarantor’s credit ratings fall below the levels specified in the Cap Agreement, the Cap Provider, or the Cap Guarantor on its behalf, will be required to (1) post collateral securing its obligations under the Cap Agreement, (2) transfer the Cap Agreement to a Cap Provider acceptable to the Rating Agencies, (3) obtain a guaranty of the Cap Provider’s obligations under the Cap Agreement or (4) establish any other arrangement sufficient to restore the credit rating of the Notes, all as provided in the Cap Agreement (such provisions, the “Collateralization Requirement”). If the Cap Guarantor’s credit ratings fall below levels specified in the Cap Agreement that generally are lower than those levels for the Collateralization Provision, the Cap Provider, while posting collateral securing its obligations under the Cap, must within a certain number of days transfer the Cap Agreement to a Cap Provider acceptable to the Rating Agencies (such provisions, the “Substitution Requirement,” and together with the Collateralization Provisions, the “Downgrade Provisions”).

The Issuer under the Cap Agreement will not be subject to any gross-up on its payments to the Cap Provider on account of any tax withholding.

The Cap Provider

HSBC Bank USA, National Association, will be the counterparty for the Cap Agreement (the “Cap Provider”). The Cap Provider is a member of the HSBC Group, one of the world’s largest banking and financial services groups. The HSBC Group is an international commercial and investment banking and financial services organization with some 9,500 offices in 80 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. HSBC Holdings plc, the ultimate parent company in the HSBC Group, is headquartered in London.

The Cap Provider is chartered as a national banking association under the laws of the United States and, as such, is regulated primarily by the OCC. The Cap Provider’s deposits are insured by the FDIC up to applicable limits. The Cap Provider ‘s domestic operations are primarily in New York State. The Cap Provider also has banking branch offices in Pennsylvania, Florida, Oregon, Washington and California. In addition to its domestic offices, the Cap Provider maintains foreign branch offices, subsidiaries and/or representative offices in the Caribbean, Europe, Panama, Asia, Latin America, Australia and Canada.

The Cap Provider is the principal subsidiary of HSBC USA Inc., an indirectly-held, wholly-owned subsidiary of HSBC North America Holdings Inc., one of the nation’s top 10 bank holding companies by assets and an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc. At December 31, 2004, the Cap Provider represented approximately 98% of the consolidated assets of HSBC USA Inc. and had assets of approximately $138 billion. The Cap Provider had outstanding approximately $126.9 billion of obligations, including deposits totaling $81 billion and $22 billion of long-term debt, and total shareholders’ equity of US$11 billion.

As of the date hereof, the long-term debt of the Cap Provider has been assigned a rating of AA- by Standard & Poor’s and Aa2 by Moody’s Investors Services. As of the date hereof, the short-term debt of the Cap Provider has been assigned a rating of A-1+ by Standard & Poor’s and P-1 by Moody’s Investors Services.

Additional information about the Cap Provider and HSBC USA Inc. may be obtained by contacting the Manager of Investor Relations and Government Affairs at HSBC, 452 Fifth Avenue, New York, New York 10018, telephone number (212) 525-6191. The Cap Provider will also serve as the Indenture Trustee under the Indenture. See “The Indenture Trustee” in this prospectus supplement

Additional Hedge Agreements

From time to time, the Depositor may assign to the Trust certain derivative contracts for the exclusive benefit of the holder of the Certificate. Each such derivative contract must provide that no further payments are due to the hedge counterparty, including payments that may arise from an event of default or termination event under such derivative contract. In addition, each such derivative contract must contain “limited recourse” and “non-petition” provisions, and must satisfy any other conditions specified in the Transfer and Servicing Agreement. While any such derivative contract will be an asset of the Issuer, it will not be part of the Trust Fund. Any payments received under the derivative contract will not be available to pay principal and interest on the Offered Notes or to pay any fee, expense and indemnity obligations of the Issuer.

THE MORTGAGE LOANS

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented in Annex A are derived solely from the characteristics of the Mortgage Loans as of November 1, 2005 (the “Cut-off Date”). Whenever reference is made in this prospectus supplement to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Balance”). The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination will equal its principal balance as of the Cut-off Date, after giving effect to the principal portion of any Scheduled Monthly Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Monthly Payments due on or before the Due Date in the Due Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. A “Scheduled Monthly Payment” is the monthly payment of interest and principal specified in the related loan document for a Mortgage Loan.

On the Closing Date, the Mortgage Loans will primarily consist of approximately 5,170 Mortgage Loans, all of which have original terms to maturity of not more than 30 years, and which have an aggregate Cut-off Date Scheduled Principal Balance of approximately $995,151,745 (approximately $453,801,337 for the Group 1 Mortgage Loans and approximately $541,350,408 for the Group 2 Mortgage Loans). Approximately 5.96% of the Mortgage Loans (9.45% of the Group 1 Mortgage Loans and 3.04% of the Group 2 Mortgage Loans) are fixed rate Mortgage Loans (“Fixed Rate Mortgage Loans”) that are not balloon loans. Approximately 6.70% of the Mortgage Loans (2.88% of the Group 1 Mortgage Loans and 9.90% of the Group 2 Mortgage Loans) are also fixed rate loans that are balloon loans (“Balloon Mortgage Loans”). Approximately 87.34% of the Mortgage Loans (87.67% of the Group 1 Mortgage Loans and 87.07% of the Group 2 Mortgage Loans) are adjustable rate Mortgage Loans (“Adjustable Rate Mortgage Loans”), as described in more detail under “—Adjustable Rate Mortgage Loans” below. The Mortgage Loans have been divided into two groups. The Group 1 Mortgage Loans consist only of those Mortgage Loans with principal balances that conform to certain agency guidelines and the Group 2 Mortgage Loans with principal balances that may or may not conform to certain agency guidelines.

Attributes of the Mortgage Loans

All of the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating first or second priority liens on residential properties, substantially all of which consist of one-to-four family dwelling units.

Pursuant to its terms, each Mortgage Loan is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the outstanding principal balance of the Mortgage Loan or the replacement value of the improvements on the mortgaged property. See “Credit Enhancement—Hazard Insurance Policies” in the accompanying prospectus.

The “Loan-to-Value Ratio” of a Mortgage Loan secured by a first lien mortgage at any time is the ratio of the original loan amount of such Mortgage Loan at its origination (unless otherwise indicated) to the lesser of (a) the value set forth in the appraisal made in connection with the origination of the related Mortgage Loan and (b) the amount paid by the borrower for the mortgaged property if such purchase coincided with the origination of such Mortgage Loan.

The “Loan-to-Value Ratio” for any Mortgage Loan in a junior lien position is the fraction, expressed as a percentage, the numerator of which is the sum of (1) the original loan amount of the related Mortgage Loan and (2) any outstanding principal balance of mortgage loans the liens on which are equal in priority or senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan), and the denominator of which is lesser of (A) the value set forth in the appraisal made in connection with the origination of the related Mortgage Loan and (B) the amount paid by the borrower for the mortgaged property if such purchase coincided with the origination of such Mortgage Loan.

The weighted average Loan-to-Value Ratio of the Mortgage Loans is 81.74% (80.21% with respect to the Group 1 Mortgage Loans and 83.01% with respect to the Group 2 Mortgage Loans).

Approximately 31.44% of the Mortgage Loans (33.97% of the Group 1 Mortgage Loans and 29.32% of the Group 2 Mortgage Loans) by their Cut-off Date Balances have Loan-to-Value Ratios in excess of 80%.

Approximately 49.04% of the Mortgage Loans (38.64% of the Group 1 Mortgage Loans and 57.75% of the Group 2 Mortgage Loans) by their Cut-off Date Balances require monthly payments of interest, but not principal for a fixed period following origination of approximately two, three or five years, as applicable.

Approximately 82.46% of the Mortgage Loans (78.35% of the Group 1 Mortgage Loans and 85.90% of the Group 2 Mortgage Loans) by their Cut-off Date Balances provide for payment by the borrower of a prepayment penalty (each, a “Prepayment Premium”) during the twelve months to three years after origination (the “Penalty Period”).

Adjustable Rate Mortgage Loans

Approximately 87.34% of the Mortgage Loans (87.67% of the Group 1 Mortgage Loans and 87.07% of the Group 2 Mortgage Loans) by their Cut-off Date Balances are Adjustable Rate Mortgage Loans. All of the Adjustable Rate Mortgage Loans are hybrid Mortgage Loans that are fixed rate Mortgage Loans that convert to Adjustable Rate Mortgage Loans after a specified period of two or three years following origination.

The Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Index. In the case of those Mortgage Loans that are Adjustable Rate Mortgage Loans, there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided, that the first adjustment date for approximately 97.14% of the Adjustable Rate Mortgage Loans (96.58% of the Group 1 Adjustable Rate Mortgage Loans and 97.63% of the Group 2 Adjustable Rate Mortgage Loans) by their Cut-off Date Balances will occur after an initial period of approximately two years following origination, the first adjustment date for approximately 2.86% of the Adjustable Rate Mortgage Loans (3.42% of the Group 1 Adjustable Rate Mortgage Loans and 2.37% of the Group 2 Adjustable Rate Mortgage Loans) by their Cut-off Date Balances will occur after an initial period of approximately three years following origination. On each Adjustment Date for an Adjustable Rate Mortgage Loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the “Gross Margin”), provided that the mortgage rate on each such Adjustable Rate mortgage will not increase or decrease by more than a fixed percentage specified in the related loan document (the “Periodic Cap”) on any related Adjustment Date and will not exceed a specified maximum mortgage rate over the life of such mortgage (the “Maximum Rate”) or be less than a specified minimum mortgage rate over the life of such mortgage (the

“Minimum Rate”). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related loan document (the “Initial Cap”); the Initial Reset Caps equal 1.5% for approximately 55.35% of the Adjustable Rate Mortgage Loans and 1% for approximately 44.65% of the Adjustable Rate Mortgage Loans. On each Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described in this prospectus supplement. See “—The Indices” below. The Adjustable Rate Mortgage Loans do not permit the related borrower to convert the adjustable mortgage rate to a fixed mortgage rate.

The Index

The Index used in determining the mortgage rates of the Adjustable Rate Mortgage Loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related loan document (the “Six-Month LIBOR Index”) and as most recently available either as of (a) the first business day a specified period of time prior to such Adjustment Date, (b) the first business day of the month preceding the month of such Adjustment Date or (c) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related loan document. The Six-Month LIBOR Index and any other index used in determining the mortgage rate of any Adjustable Rate Mortgage Loan is referred to in this prospectus supplement as an “Index.” In the event that an Index becomes unavailable or otherwise unpublished, a comparable alternative index will be chosen in the manner set forth in the related mortgage note.

Statistical Characteristics of the Mortgage Loans

The Mortgage Loans in Group 1 and Group 2 are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Offered Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or appropriate.

	Group 1	Group 2	Aggregate
Number of Mortgage Loans	2,772	2,398	5,170
Number of Fixed Rate Mortgage Loans	297	85	382
Percentage of Fixed Rate Mortgage Loans	9.45%	3.04%	5.96%
Number of Balloon Mortgage Loans	340	771	1,111
Percentage of Balloon Mortgage Loans	2.88%	9.90%	6.70%
Number of Adjustable Rate Mortgage Loans	2,135	1,542	3,677
Percentage of Adjustable Rate Mortgage Loans	87.67%	87.07%	87.34%
Current Scheduled Principal Balance
Aggregate	$453,801,336.88	$541,350,407.65	$995,151,744.53
Average	$163,709.00	$225,750.80	$192,485.83
Range	$12,381.21 to $529,000.00	$12,981.43 to $1,000,000.00	$12,381.21 to $1,000,000.00
Mortgage Rates
Weighted Average	7.199%	7.140%	7.167%
Range	5.320% to 11.600%	5.125% to 11.600%	5.125% to 11.600%
Weighted Average Original Term to Maturity (months)
Weighted Average	354	342	347
Range	180 to 360	180 to 360	180 to 360
Remaining Term to Maturity (months)
Weighted Average	351	339	344
Range	174 to 358	173 to 358	173 to 358

No more than approximately 0.56% of the Mortgage Loans (0.72% of the Group 1 Mortgage Loans and 0.87% of the Group 2 Mortgage Loans) are secured by mortgaged properties located in any one zip code area.

The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the columns in Annex A may not equal the totals indicated due to rounding.

ADDITIONAL INFORMATION

The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Monthly Payments due on or before that date. A Current Report on Form 8-K will be filed by the Depositor together with the Transfer and Servicing Agreement, the Trust Agreement, the Indenture and certain other transaction documents, with the Securities and Exchange Commission following the initial issuance of the Offered Notes. In the event that Mortgage Loans are removed from or added to the Mortgage Pool, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Transfer and Servicing Agreement, the Securities Administrator will prepare a monthly statement to Noteholders containing certain information regarding the Offered Notes and the Mortgage Pool.

THE ORIGINATOR

The information set forth in this section has been provided to the Depositor or compiled from information provided to the Depositor by the Originator. None of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicer, the Underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

ResMAE LLC was originally founded by M. Jack Mayesh, Edward Resendez and William K. Komperda. On October 1, 2003 ResMAE LLC was restructured and recapitalized through the sale of a portion of its stock to a strategic partner, THLee Putnam Ventures, in a newly formed Delaware Holding subsidiary of ResMAE Financial Corporation.

On November 13, 2003, the Originator, ResMAE Mortgage Corporation, was founded as a wholly owned subsidiary of ResMAE Financial Corporation.

The Originator focuses its resources on the origination, sale and servicing of subprime and Alt-A credit quality, first and second lien residential mortgage loans via their wholesale/broker operations.

Underwriting Guidelines

The underwriting guidelines of the Originator are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the property offered as collateral and the applicant’s credit standing and repayment ability. Applicants who qualify under the underwriting guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

The underwriting standards of the Originator are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Originator considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio (referred to herein as the Debt Ratio), as well as the value, type and use of the mortgaged property.

Substantially all of the mortgage loans are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by the Originator based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker agreement and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

The following underwriting standards relate to Mortgage Loans originated on or after January 1, 2005:

The Originator has one underwriting program called the “TotalScore Program.” Within this underwriting program, there are three documentation types, the “Full Documentation,” the “Limited Documentation” and the “Stated Income.” While each underwriting program is intended to assess the risk of default, the TotalScore Program makes greater use of credit bureau risk scores (referred to herein as the Credit Bureau Risk Score). The Credit Bureau Risk Score is used in conjunction with, among other factors, mortgage payment history and seasoning on bankruptcy and/or foreclosure and as an aid to, not a substitute for, the underwriter’s judgment. The underwriting staff fully reviews each loan to determine whether the Originator’s guidelines for income, assets, employment and collateral are met.

The TotalScore Program was developed to simplify the origination process for the licensed mortgage brokers approved by the Originator. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods (i.e., mortgage and other credit delinquencies), the TotalScore Program relies upon a borrower’s Credit Bureau Risk Score, mortgage ratings and seasoning on bankruptcy and/or foreclosure initially to determine a borrower’s likely future credit performance. Licensed mortgage brokers are able to access Credit Bureau Risk Scores at the initial phases of the loan application process and use the score to determine a borrower’s interest rate based upon the TotalScore Program risk-based pricing matrix (subject to final loan approval by the Originator).

Under the TotalScore Program, the Originator require that the Credit Bureau Risk Score of the primary borrower (the borrower with at least 51.00% of total income) be used to determine program eligibility. Credit Bureau Risk Scores must be obtained from at least two national credit repositories with the lower of two scores being utilized in program eligibility determination. If Credit Bureau Risk Scores are obtained from three credit repositories, the middle of the three scores is utilized. In all cases, a borrower’s complete credit history must be detailed in the credit report that produces a given Credit Bureau Risk Score. Generally, the minimum Credit Bureau Risk Score allowed under the TotalScore Program is 500.

All of the mortgage loans were underwritten by the Originator’s underwriters having the appropriate signature authority. Each underwriter is granted a level of authority commensurate with their proven judgment, maturity and credit skills. On a case by case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low Debt Ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant’s current address. A substantial portion of the Mortgage Loans represent such underwriting exceptions.

The Originator’s underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable year to date income and the preceding year’s income; under Limited Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; and under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income stated must be reasonable and customary for the applicant’s line of work and although the income is not verified under the Stated Income program, a pre-closing audit generally will confirm that the business exists. Verification may be made through phone contact to the place of business, obtaining a valid business license or through Nexis On-Line Services.

The Originator originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. The underwriting guidelines of the Originator are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and generally require an appraisal of the mortgaged property which conforms to Freddie Mac and/or Fannie Mae standards, and if appropriate, a review appraisal. Generally, appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by the Originator. In most cases, the Originator relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required in order to become approved to do business with the Originator. Each Uniform Residential Appraisal Report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser’s value of the mortgaged premises.

The Originator requires title insurance on all first mortgage loans secured by liens on real property. The Originator also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related mortgage loan or the replacement cost of the premises, whichever is less.

The Originator conducts a number of quality control procedures, including a post-funding compliance audit as well as a full re-underwriting of a random selection of mortgage loans to assure asset quality. Under the compliance audit, all mortgage loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the post- funding quality procedure, a random selection of each month’s originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is provided quarterly to loan production for response. The audit findings and responses are then reviewed by the Originator’s senior management. Adverse findings are tracked monthly and reported quarterly. This review procedure allows the Originator to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

The underwriting guidelines of the Originator under the TotalScore Program generally have the following criteria for borrower eligibility:

“A1”: Minimum FICO of 500. No mortgage lates in the last 12 months. 3 years since any foreclosure activity. 2 years since Chapter 7 bankruptcy discharge or Chapter 13 bankruptcy filing or more than 90 days since Chapter 13 bankruptcy discharge. No liens or judgments affecting title may remain open after the funding of the loan. Collection, charge-offs or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 100% with a minimum 600 FICO score. Loan-to-value ratios are reduced for reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 units or properties with rural characteristics.

“A2”: Minimum FICO of 500. One 30-day mortgage rate in the last 12 months. 3 years since any foreclosure activity. 2 years since Chapter 7 bankruptcy discharge or Chapter 13 bankruptcy filing or more than 90 days since Chapter 13 bankruptcy discharge. No liens or judgments affecting title may remain open after the funding of the loan. Collection, charge-offs, or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 100% with a minimum 580 FICO score. Loan-to-value ratios are reduced for reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 units or properties with rural characteristics.

“B1”: Minimum FICO of 500. Up to three 30-day mortgage rates in the last 12 months. No foreclosure activity in the last 2 years. 18 months since Chapter 7 bankruptcy discharge or Chapter 13 bankruptcy filing or more than 90 days since Chapter 13 bankruptcy discharge. No liens or judgments affecting title may remain open after the funding of the loan. Collection, charge-offs or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 90% with a 550 FICO score. Loan-to-values are reduced for reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 units or properties with rural characteristics.

“B2”: Minimum FICO of 500. Up to one 60-day mortgage rate in the last 12 months. No foreclosure activity in the last 2 years. 18 months since Chapter 7 bankruptcy discharge or Chapter 13 bankruptcy filing or more than 90 days since Chapter 13 bankruptcy discharge. No liens or judgments affecting title may remain open after the funding of the loan. Collection, charge-offs, or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 85% with a 550 FICO score. Loan-to-value ratios are reduced for reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 units or properties with rural characteristics.

“C1”: Minimum FICO of 500. Up to one 90-day mortgage rate in the last 12 months. One year since any foreclosure activity. Chapter 7 bankruptcy must be discharged and Chapter 13 bankruptcy must be discharged or paid through the loan. No liens or judgments affecting title may remain open after the funding of the loan. Collection, charge-offs, or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 80% with a minimum 550 FICO score. Loan-to-value ratios are reduced for reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 unit characteristics.

“C2”: Minimum FICO of 500. Up to two 90-day mortgage rates or one 120-day mortgage rate in the last 12 months. Any foreclosure activity may be released prior to the date of application. Chapter 7 bankruptcy must be discharged and Chapter 13 bankruptcy must be discharged or paid through the loan. No liens or judgments affecting title may remain open after the funding of the loan. Collection, charge-offs, or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 70% with a minimum 500 FICO score. Loan-to-value ratios are reduced for reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 unit characteristics.

Generally, for Full Documentation and Limited Documentation Programs, Debt Ratios must be 55% or less on loan-to-value ratios of 85% or less and Debt Ratios of 50% or less are required on loan-to-value ratios greater than 85%. For Stated Documentation Program the a Debt Ratios of 50% or less is required.

THE SERVICER AND THE MASTER SERVICER

General

The servicer of the Mortgage Loans is JPMorgan Chase Bank, National Association (the “Servicer”), which owns the right to service the Mortgage Loans. The master servicer is Wells Fargo Bank, National Association (the “Master Servicer”). The servicing and master servicing of the Mortgage Loans will be governed by provisions of the Transfer and Servicing Agreement, dated as of November 1, 2005 (the “Transfer and Servicing Agreement”), by and among the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, the Securities Administrator, the Master Servicer, the Seller, the Servicer and the Credit Risk Manager.

The Servicer will have primary responsibility for servicing the Mortgage Loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the mortgaged properties in accordance with the provisions of the Transfer and Servicing Agreement. See “Servicing of the Mortgage Loans” in this prospectus supplement. As of the Cut-off Date, approximately $96.7 million of Mortgage Loans were being serviced by the Originator. All of those Mortgage Loans will be serviced by the Servicer effective December 1, 2005.

The Master Servicer will oversee the servicing by the Servicer of the Mortgage Loans. The Master Servicer will not, however, be ultimately responsible for the servicing of the Mortgage Loans, except to the extent described under “Servicing of the Mortgage Loans” in this prospectus supplement.

If the Servicer were to resign, the Depositor will have the right to appoint a successor, subject to the consent of the Master Servicer. Upon the occurrence of a Servicer Event of Default, the Master Servicer may terminate the Servicer, and the Depositor will have the right to appoint a successor, subject to the consent of the Master Servicer. The Master Servicer will also have the right to consent to any assignment of servicing or to the appointment of a servicer. See “The Transfer and Servicing Agreement—Servicer Events of Default” in this prospectus supplement.

JPMorgan Chase Bank, National Association

The Servicer is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. The Servicer is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. The Servicer’s main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

Prior to January 1, 2005, the Servicer formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability corporation. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing business. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity. The Servicer will be the servicer of all originations and servicing rights purchases occurring on or after January 1, 2005 and will engage CHF as its subservicer. CHF is engaged in the business of servicing mortgage loans and will continue to directly service its servicing portfolio existing prior to January 1, 2005.

In its capacity as servicer, the Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Transfer and Servicing Agreement. The Servicer may perform any and all of its obligations under the Transfer and Servicing Agreement through one or more subservicers. The Servicer has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. The Servicer will remain liable for its servicing duties and obligations under the Transfer and Servicing Agreement as if the Servicer alone were servicing those Mortgage Loans.

Chase Home Finance LLC

Due to the recent restructuring of its mortgage operations, the Servicer does not have meaningful historical servicing data. As a result and due to the Servicer’s engagement of CHF as its subservicer, CHF is providing below historical delinquency, foreclosure and loan loss data for its portfolio of fixed rate and adjustable rate sub-prime mortgage loans which were originated or purchased by CHF and subsequently securitized in asset-backed transactions (the “CHF Subprime Securitized Servicing Portfolio”). The CHF Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of CHF, and many of the mortgage loans in the CHF Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the CHF Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the CHF Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans subserviced by CHF for the Servicer in this transaction will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans subserviced by CHF for the Servicer in this transaction could be significantly worse. Moreover, the Mortgage Loans subserviced by CHF for the Servicer in this transaction were not originated by CHF and as a result, the actual delinquency, loss and foreclosure experience on the Mortgage Loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

CHF Subprime Securitized Servicing Portfolio

The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the CHF Subprime Securitized Servicing Portfolio

Delinquency and Foreclosure Experience of the CHF Subprime Securitized Servicing Portfolio

(Dollars in Thousands)

	As of September 30,		As of December 31,
	2005		2004		2003		2002
	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount
Portfolio	54,143	$6,440,312	75,898	$9,388,238	90,370	$11,146,244	73,597	$8,326,818
Delinquency
30-59 days	2.78%	2.28%	2.41%	1.83%	2.40%	1.83%	2.69%	2.28%
60-89 days	0.87%	0.71%	0.70%	0.54%	0.84%	0.66%	0.86%	0.72%
90 days or more	1.94%	1.40%	1.75%	1.31%	1.43%	1.15%	1.41%	1.21%

Total	5.59%	4.39%	4.86%	3.68%	4.67%	3.64%	4.96%	4.21%

Foreclosure rate	2.75%	2.34%	2.72%	2.20%	2.47%	2.06%	2.65%	2.48%
REO properties	407	n/a	504	N/A	532	N/A	480	N/A

The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics set forth above exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by CHF pending disposition.

Loan Loss Experience of the CHF Subprime Securitized Servicing Portfolio

(Dollars in Thousands)

	Nine Months Ending September 30,	Year Ending December 31,
	2005	2004	2003	2002
Average amount outstanding	$7,688,139	$10,443,888	$9,642,035	$7,902,732
Net losses	$47,426	$73,858	$73,504	$43,458
Net losses as a percentage of average amount outstanding	0.62%	0.71%	0.76%	0.55%

The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by CHF to be uncollectible, less amounts received by CHF as recoveries from liquidation proceeds and deficiency judgments.

There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above. We cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the statistical information set forth above.

In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

Collection Procedures

CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Servicer will be entitled to a fee (“Servicing Fee”) for each Payment Date equal to one-twelfth of 0.50% (the “Servicing Fee Rate”) multiplied by the outstanding Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Due Date in the prior calendar month. As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrowers, together with any interest or other income earned on funds held in the collection account, custodial accounts and escrow accounts. The Servicer also will be entitled to Prepayment Interest Excess, as described below.

The Master Servicer will be entitled to a fee (the “Master Servicing Fee”) for each Payment Date equal to one-twelfth of 0.003% (the “Master Servicing Fee Rate”) multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Due Date in the prior calendar month. The Master Servicer also will be entitled to all interest and other earnings (less any losses) on the Payment Account during any month. The Master Servicer is obligated to pay the fees of the Securities Administrator and Indenture Trustee, and the ongoing and reasonable fees of the Custodian as agreed. The fees of the Owner Trustee will be paid annually by the Securities Administrator from funds on deposit in the Payment Account.

The Servicing Fee and Master Servicing Fee are subject to reduction as described below under “—Principal Prepayments.” See “Certain Terms of the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the Indenture—Retained Interest; Servicing Compensation and Payment of Expenses” in the accompanying prospectus for information regarding expenses payable by the Master Servicer and the Servicer. The Master Servicer and the Servicer will be entitled to payment of the Master Servicing Fee and Servicing Fee, respectively, and to indemnification and reimbursement of expenses prior to payment of any amounts to Noteholders. See “Servicing of the Assets—Collection and Other Servicing Procedures” and “—Remittance of Payments on Mortgage Loans” in the accompanying prospectus.

Principal Prepayments

When a borrower prepays a Mortgage Loan in full or the Mortgage Loan is liquidated on a date other than the Due Date, the borrower pays interest on the amount prepaid only from the last Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made, causing a Prepayment Interest Shortfall. For any Payment Date, the Servicer will be obligated to make a payment with respect to any Prepayment Interest Shortfall in the amount (each such payment, a “Compensating Interest Payment”) equal to the lesser of (a) the aggregate Prepayment Interest Shortfall with respect to such Payment Date and (b) the Servicing Fee payable to the Servicer in respect to such Payment Date. For any Payment Date in which the Servicer fails to make Compensating Interest Payments, the Master Servicer, as successor servicer, will be obligated to make the Compensating

Interest Payments to the extent such amount does not exceed in the aggregate amount one-half of the Servicing Fee for the related calendar month.

“Prepayment Interest Excess” with respect to any Payment Date will be for each Mortgage Loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Payment Date occurs through the end of the Prepayment Period relating to such Payment Date, an amount equal to interest (to the extent received) at the applicable mortgage interest rate (net of the Servicing Fee Rate) on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Payment Date occurs and ending on the date on which such prepayment is so applied.

Advances

Under the Transfer and Servicing Agreement, the Servicer will be obligated to make advances with respect to delinquent payments of principal and interest on the Mortgage Loans other than balloon payments (each, a “Monthly Advance”), and delinquent payments of taxes, insurance premiums, foreclosure costs, and other escrowed items (each, a “Servicing Advance”), to the extent that such advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer in its capacity as successor servicer, will be obligated to make any required Monthly Advance if the Servicer fails in its obligation to do so. Each of the Master Servicer and the Servicer, as applicable, will be entitled to recover any Monthly Advances and Servicing Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans to the extent such advances are deemed non-recoverable.

The purpose of making Monthly Advances is to ensure continuity in cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Monthly Payment owed by a borrower or a reduction of the applicable mortgage rate by application of the Servicemembers’ Civil Relief Act or similar laws.

Alternative to Foreclosure

Under the Transfer and Servicing Agreement, the Servicer will initiate foreclosure or comparable proceedings within 120 days of a default on a Mortgage Loan for which no satisfactory arrangements can be made for the collection of delinquent payments unless such proceedings are prevented by law. As an alternative to foreclosure, the Servicer, among other available alternatives, may arrange for the sale of any such defaulted Mortgage Loan to a third party in an arms-length transaction and at fair market value, in accordance with accepted servicing practices.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents and permitted by law, maintain escrow accounts for the collection of standard hazard insurance premiums and real estate taxes and assessments with respect to the related Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer’s employees.

Evidence as to Servicing Compliance

The Servicer must provide the Master Servicer and the Securities Administrator with a statement from the firm of independent public accountants that prepared its financial statements to the effect that, in preparing these statements, it reviewed the results of the Servicer’s servicing operations in accordance with the Uniform Single Attestation Program for Mortgage Bankers. In addition, the Servicer will be required to deliver an officer’s certificate to the effect that the Servicer has fulfilled its obligations under the Transfer and Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure.

THE CREDIT RISK MANAGER

Clayton Fixed Income Services Inc., f/k/a The Murrayhill Company, will be the credit risk manager for the trust (the “Credit Risk Manager”). As such, it will monitor the performance of the Servicer, and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans, pursuant to Credit Risk Management Agreements to be entered into by the Credit Risk Manager and the Servicer or the Master Servicer. The Credit Risk Manager will rely upon mortgage loan data that are provided to it by the Servicer and the Master Servicer in performing its advisory and monitoring functions. On each Payment Date, the Credit Risk Manager will be entitled to a fee (“Credit Risk Manager Fee”) of one-twelfth of 0.0125% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Due Date in the prior calendar month. Such fee will be payable until the termination of the Trust or until the Credit Risk Manager’s removal by a vote of at least 51% of the Noteholders.

THE INDENTURE TRUSTEE

HSBC Bank USA, National Association, will act as Indenture Trustee of the trust (the “Indenture Trustee”). The mailing address of the Indenture Trustee’s corporate trust office (the “Corporate Trust Office”) is:

452 Fifth Avenue

New York, New York 10018

Telephone: (212) 525-1501

The Indenture requires the Indenture Trustee to maintain, at its own expense, an office or agency where notices and demands to or upon the Indenture Trustee in respect of the Offered Notes pursuant to the Indenture may be served.

THE OWNER TRUSTEE, SECURITIES ADMINISTRATOR AND CUSTODIAN

Wilmington Trust Company, a Delaware banking corporation, will act as owner trustee under the Trust Agreement. The owner trustee’s principal offices are located at: Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890-0001. The Owner Trustee will be entitled to an annual fee (the “Owner Trustee Fee”) that will be paid by the Securities Administrator from funds on deposit in the Payment Account.

Wells Fargo Bank, National Association, a national banking association, will be the Securities Administrator (the “Securities Administrator”) for so long as it is the Master Servicer. The Securities Administrator will perform certain administrative functions required under the Trust Agreement, the Indenture and the Transfer and Servicing Agreement. The Indenture requires the Securities Administrator to maintain, at its own expense, an office or agency, which initially will be located at Six Street and Marquette Avenue, Minneapolis, Minnesota 55479, where the Offered Notes may be surrendered for registration of transfer or exchange of the Offered Notes and presentment of final payment.

The Master Servicer will pay the fees of the Securities Administrator. Wells Fargo Bank, National Association, also will serve as the Master Servicer.

JPMorgan Trust Company, National Association, will serve as the Custodian and will perform the duties required of the Custodian in the Custodial Agreement.

THE INDENTURE

The Notes will be issued in accordance with the indenture, dated as of November 1, 2005 (the “Indenture”), by and among the Trust, the Indenture Trustee and the Securities Administrator.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Indenture and the Offered Notes. In addition to the provisions of the agreements summarized elsewhere in this prospectus supplement, there is, set forth below, a summary of certain other provisions of the Indenture. See also “Certain Terms of the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the Indenture” in the Prospectus. This summary of the provisions of the Indenture does not purport to be complete.

Termination of the Indenture

The Indenture will terminate when (a) the Transfer and Servicing Agreement has been terminated; (b) either all Notes have been delivered to the Note Registrar for cancellation or all Notes not delivered to the Note Registrar for cancellation (1) have become due and payable, (2) will become due and payable at the applicable Maturity Date within one year or (3) are to be called for redemption within one year and the Issuer has deposited amounts to pay the Notes with the Indenture Trustee; and (c) the Trust has paid or caused to be paid all other sums payable under the Indenture by the Trust and all other conditions under the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with.

Supplemental Indentures

A supplemental indenture may be entered into without the consent of the Noteholders for the following purposes:

•	to correct the description of any property subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture;

•	to evidence the succession of another person to the Trust, and the assumption by any such successor of the covenants of the Trust in the Indenture and in the Notes;

•	to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power conferred upon the Trust in the Indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

•	(A) to cure any ambiguity, (B) to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provisions in the Indenture or in any supplemental indenture or to conform the provisions thereof to those of the Prospectus and this Prospectus Supplement, (C) to obtain or maintain a rating for a class of Notes from a nationally recognized statistical rating organization, (D) to make any other provisions with respect to matters or questions arising under the Indenture. No such supplemental indenture shall adversely affect in any material respect the interests of any Noteholder not consenting thereto;

•	to evidence and provide for the acceptance of the appointment by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts by more than one trustee; or

•	to modify, eliminate or add to the provisions of the Indenture to effect the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute and to add to the Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended.

In addition, a supplemental indenture may be entered into by the Trust and the Indenture Trustee, with the consent of the Noteholders representing not less than 66-2/3% of the then-outstanding Notes by aggregate Class Principal Amount and prior notice to each Rating Agency, to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture or to modify the rights of the Noteholders under the Indenture, except as provided in the following paragraph.

No supplemental indenture shall, without the consent of the Noteholder of each Note affected, adversely affect the interests of such Noteholders by

•	reducing the amount of, or delay the timing of, payments in respect of any Note,

•	altering the obligations of the Servicer or the Master Servicer to make a Monthly Advance or Servicing Advance or altering the servicing standards set forth in the Transfer and Servicing Agreement,

•	resulting in an entity level tax on the Trust or causing the Notes, other than any Retained Notes, to lose their status as debt for United States federal income tax purposes,

•	reducing the aforesaid percentages of Notes the Noteholders of which are required to consent to any such supplemental indenture, without the consent of the Noteholders of all Notes affected thereby, or

•	permitting the creation of any lien ranking prior to or on parity with the lien of the Indenture with respect to any part of the Trust Fund or terminating the lien of the Indenture on any property at any time or depriving any Noteholder of the security provided by the lien of the Indenture.

Indenture Events of Default

An event of default under the Indenture (an “Indenture Event of Default”) will include:

•	a default in the payment of any Current Interest on the Notes when such Current Interest becomes due and payable, and such default continues for a period of five days and, if the Class A Notes are no longer outstanding, a default in the payment of the related Deferred Interest with respect to the most senior class of Class M Notes then outstanding;

•	a default in the payment of any interest on the Non-Offered Notes for a period of six consecutive months;

•	failure to pay the entire principal of any Note when such principal becomes due and payable on a Payment Date or on the Maturity Date;

•	failure to perform any covenant, agreement, representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant to or in connection with the Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default continues for a period of 30 days after notice has been given to the Trust by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing at least 25% of the then-outstanding Notes by aggregate Class Principal Amount. Such written notice shall specify the default, require it to be remedied and state that such notice is a notice of Indenture Default under the Indenture;

•	the filing of a decree or order for relief by a court in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Fund, or ordering the winding-up or liquidation of the Trust’s affairs, inasmuch as such decree or order remains unstayed and in effect for a period of 60 consecutive days;

•	if the Trust becomes subject to federal income tax;

•	if the Trust becomes an investment company required to be registered under the Investment Company Act of 1940, as amended; or

•	the commencement by the Trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Trust to the entry of an order for relief in an involuntary case under any such law, or the consent by the Trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust or for any substantial part of the Trust Fund, or the making by the Trust of any general assignment for the benefit of creditors, or the failure by the Trust generally to pay its debts as they become due, or the taking of any action by the Trust in furtherance of any of the foregoing.

Remedies

If an Indenture Event of Default occurs and is continuing, the Indenture Trustee may do one or more of the following:

•	institute proceedings to collect all amounts payable on the Notes, enforce any judgment obtained and collect any moneys adjudged due;

•	institute proceedings for the complete or partial foreclosure of the Indenture;

•	exercise any remedies of a UCC secured party and take appropriate action to enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

•	sell the Trust Fund at one or more public or private sales.

The Indenture Trustee may not sell or liquidate the Trust Fund unless

•	the proceeds paid to the Noteholders are sufficient to discharge all amounts due and unpaid on the Notes for principal and interest; or

•	the Indenture Trustee determines, in accordance with the applicable terms of the Indenture, that the Trust Fund will not continue to provide sufficient funds to pay principal and interest on the Notes, and the Indenture Trustee obtains the consent of the Noteholders evidencing 66-2/3% of the then-outstanding Notes by aggregate Class Principal Amount.

Acceleration of Maturity; Rescission and Annulment

If an Indenture Event of Default occurs and is continuing, the Indenture Trustee may, or at the direction of the Noteholders representing a majority of the then-outstanding Notes by aggregate Class Principal Amount shall, declare all Notes to be immediately due and payable.

Prior to declaring the acceleration of the maturity of the Notes, Noteholders evidencing at least a majority of the then-outstanding Notes by aggregate Class Principal Amount may waive, in writing, any past default or Indenture Event of Default except a default (a) in payment of principal or interest on any Notes or (b) in respect of a covenant or provision which cannot be modified or amended without the consent of each Noteholder. In the event of any such waiver, the Trust, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Event of Default shall be deemed to have been cured and not to have occurred.

After a declaration of acceleration of maturity, the Noteholders representing a majority of the then-outstanding Notes by aggregate Class Principal Amount may rescind the declaration if:

•	the Trust has deposited with the Securities Administrator a sum sufficient to pay all amounts due on all affected Notes and all sums paid or advanced by the Indenture Trustee and reasonable compensation, expenses and advances of the Indenture Trustee; and

•	all Indenture Events of Default, other than nonpayment of principal due solely by declaration of acceleration, have been cured or waived.

Priorities

If the Indenture Trustee collects any money or property, it shall pay out the money or property in the following order:

•	First: to the Indenture Trustee, for costs or expenses, including reasonable out-of-pocket attorneys’ fees, incurred in connection with the enforcement of remedies and for any other unpaid amounts due to the Indenture Trustee to the Master Servicer, the Securities Administrator and all other agents for any amounts due and owing to them under the Transfer and Servicing Agreement and the other operative agreements, to the Owner Trustee, to the extent of any fees and expenses due and owing to it and for any other unpaid amounts due to the Owner Trustee, to the extent of any fees and expenses due and owing to it;

•	Second: to the Servicer for any fees then due and unpaid and any unreimbursed Advances;

•	Third: to the Notes, all accrued and unpaid interest thereon (including any Deferred Interest, Basis Risk Shortfalls and Deferred Interest Basis Risk Shortfalls) and amounts in respect of principal according to the priorities set forth in the Transfer and Servicing Agreement. Accrued and unpaid interest shall be paid to Noteholders of each class of Notes before any payments in respect of principal; and

•	Fourth: to the Certificateholder.

Limitation of Suits

No Noteholder has any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

•	such Noteholder has previously given written notice to the Indenture Trustee of a continuing Indenture Event of Default;

•	Noteholders evidencing at least 25% of the then-outstanding Notes by aggregate Class Principal Amount have made written request to the Indenture Trustee to institute such proceeding;

•	such Noteholder or Noteholders have offered reasonable indemnity to the Indenture Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

•	the Indenture Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and

•	directions inconsistent with such written request have not been given to the Indenture Trustee during such 60-day period by Noteholders evidencing a majority of the then-outstanding Notes by aggregate Class Principal Amount.

Control by Noteholders

The Noteholders evidencing of a majority of the then-outstanding Notes by aggregate Class Principal Amount have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

•	such direction shall not conflict with any rule of law or with the Indenture;

•	in the case of the Noteholders exercising such right, any direction to the Indenture Trustee to sell or liquidate the Trust must be submitted by the Noteholders evidencing no less than 66-2/3% of the then-outstanding Notes by aggregate Class Principal Amount if the proceeds of such sale or liquidation would not be sufficient to pay the Notes in full and certain administrative expenses;

•	the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

The Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders.

Replacement of Indenture Trustee

No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until acceptance of such appointment by the successor Indenture Trustee. The Indenture Trustee may resign at any time by giving 90 days written notice to the Depositor, the Trust, each Noteholder and each Rating Agency. The Depositor may remove the Indenture Trustee if:

•	the Indenture Trustee fails to comply with the eligibility requirements;

•	the Indenture Trustee is adjudged bankrupt or insolvent;

•	a receiver or other public officer takes charge of the Indenture Trustee; or

•	the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the surviving or transferee corporation shall be the successor Indenture Trustee. Such corporation or banking association shall be otherwise qualified and eligible under the Indenture.

THE TRANSFER AND SERVICING AGREEMENT

Certain provisions regarding the Notes will be contained in the Transfer and Servicing Agreement. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Transfer and Servicing Agreement. In addition to the provisions of the agreements summarized elsewhere in this prospectus supplement, there is, set forth below, a summary of certain other provisions of the Transfer and Servicing Agreement. See also “Certain Terms of the Pooling and Servicing Agreement, Transfer and Servicing Agreement and the Indenture” in the Prospectus. This summary of the provisions of the Transfer and Servicing Agreement does not purport to be complete.

Voting Rights

Noteholders will hold 98% of all voting rights under the Transfer and Servicing Agreement. The voting rights of the Trust will be allocated to each class of Notes in proportion to their respective Class Principal Amounts. The Certificateholder will have the remaining 2% of all voting rights.

Amendment

The Transfer and Servicing Agreement may be amended from time to time by the parties thereto and the Certificateholder, without notice to or the consent of any of the Noteholders:

•	to cure any ambiguity;

•	to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the Notes or the Certificate, the Trust or the Transfer and Servicing Agreement in the Prospectus, or to correct or supplement any provision in the Transfer and Servicing Agreement which may be inconsistent with any other provisions of this Prospectus Supplement or in any other operative agreement, to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement; or

•	to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or ERISA and applicable regulations;

provided that, notwithstanding the foregoing, such amendment will not be permissible if it will result in an entity level tax on the Issuer.

In addition, the Transfer and Servicing Agreement may be amended from time to time by the parties thereto, with the consent of the Noteholders representing 66-2/3% of the voting rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of the Notes except as provided in the following paragraph.

No amendment may, without the consent of the Noteholders of the affected class of Notes, as applicable:

•	reduce in any manner the amount of, or delay the timing of, payments which are required to be made on any class of Notes; or

•	reduce the aforesaid percentages of voting interest; or

•	cause an entity level tax on the Issuer.

Servicer Events of Default

Each of the following shall constitute an event of default on the part of the Servicer (each, a “Servicer Event of Default”):

•	any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of the Transfer and Servicing Agreement within the time period specified therein;

•	failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in the Transfer and Servicing Agreement, including, but not limited to, breach by the Servicer of any one or more of the representations, warranties and covenants of the Servicer, which continues unremedied for a period of 30 days (or such fewer number of days specified in the Transfer and Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the Indenture Trustee;

•	failure by the Servicer to maintain its license to do business in any jurisdiction where the mortgaged property is located if such license is required;

•	a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

•	the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its assets;

•	the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days;

•	the Servicer ceases to meet the servicer eligibility qualifications of Fannie Mae or Freddie Mac;

•	the Servicer attempts to assign its right to servicing compensation or to assign the Transfer and Servicing Agreement or the servicing responsibilities thereunder or to delegate its duties thereunder or any portion thereof in violation of the applicable provisions of the Transfer and Servicing Agreement; or

•	the Servicer materially fails to comply with the Mortgage Insurance Policy with regard to Insured Loans.

Rights Upon Servicer Event of Default

So long as a Servicer Event of Default under the Transfer and Servicing Agreement remains unremedied, the Depositor or the Master Servicer may, and at the written direction of Noteholders representing 51% of the voting rights, the Master Servicer shall, terminate the Servicer. If this occurs, the Depositor will appoint a successor acceptable to the Master Servicer to succeed to all of the responsibilities and duties of the Servicer under the Transfer and Servicing Agreement. If a successor is not appointed, the Master Servicer will be obligated to perform the obligations of the Servicer, or appoint an eligible successor, and receive compensation therefor.

No assurance can be given that termination of the Servicer would not adversely affect the servicing of the Mortgage Loans, including the loss and delinquency experience of the Mortgage Loans.

The Noteholders representing 66-2/3% of the voting rights may waive any Servicer Event of Default, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Securities Administrator to make any required payment of principal of or interest on the Offered Notes may only be waived with the consent of 100% of the affected Noteholders.

Resignation of Servicer

The Servicer shall not resign from its obligations and duties under the Transfer and Servicing Agreement except (a) by mutual consent of the Servicer, the Indenture Trustee, the Master Servicer and the Depositor or (b) upon the determination that its duties under the Transfer and Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor servicer acceptable to the Depositor, the Master Servicer and the Indenture Trustee shall have assumed the Servicer’s responsibilities and obligations.

Master Servicer Events of Default

An event of default with respect to the Master Servicer (a “Master Servicer Event of Default”) will consist of:

•	any failure by the Master Servicer (other than in its capacity as successor servicer) to remit to the Securities Administrator for payment to the Noteholders any funds required to be remitted by the Master Servicer (other than in its capacity as successor servicer) under the terms of the Transfer and Servicing Agreement;

•	after receipt of notice from the Indenture Trustee, any failure of the Master Servicer to make any Advances required to be made under the Transfer and Servicing Agreement;

•

any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Transfer and Servicing Agreement, or the breach by the Master Servicer of any representation and warranty contained in the Transfer and Servicing Agreement that materially and adversely affects the interests of the Noteholders, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Indenture Trustee or to the Master Servicer, the Depositor and the Indenture Trustee by the Noteholders representing 66-2/3 percent of the total voting rights and (ii) actual knowledge of such failure by a servicing officer of the Master Servicer;

•	the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer;

•	a sale or pledge of any of the rights of the Master Servicer under the Transfer and Servicing Agreement or an assignment or delegation of the rights or duties of the Master Servicer under the Transfer and Servicing Agreement shall have occurred in any manner not otherwise permitted thereunder and without the prior written consent of the Indenture Trustee and Noteholders representing 66-2/3% voting rights;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

•	insolvency, readjustment of debt, marshalling of mortgage loans and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Master Servicer Events of Default

So long as a Master Servicer Event of Default under the Transfer and Servicing Agreement (other than in respect of failing to make a required advance) remains unremedied, the Indenture Trustee may and shall, if so directed by the Noteholders evidencing at least 66-2/3% of the voting rights, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer of the Mortgage Loans. If this occurs, the Indenture Trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the Master Servicer under the Transfer and Servicing Agreement, including the obligation to make advances.

If a Master Servicer Event of Default resulting from the Master Servicer’s failure to make an Advance required under the Transfer and Servicing Agreement shall occur, then, in each and every case, subject to applicable law, so long as such Master Servicer Event of Default shall not have been remedied within two business days of the notice of such failure from the Indenture Trustee, the Indenture Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer thereunder and in and to the Mortgage Loans and the proceeds thereof.

No assurance can be given that termination of the rights and obligations of the Master Servicer under the Transfer and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the loss and delinquency experience of the Mortgage Loans.

The Noteholders representing 66-2/3% of the voting rights may waive any Master Servicer Event of Default, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Indenture Trustee to make any required payment of principal of or interest on the Offered Notes may only be waived with the consent of 100% of the affected Noteholders.

Payment Date Reports

On each Payment Date, the Securities Administrator shall make available to the Indenture Trustee, each Noteholder, the Depositor, the Credit Risk Manager, the Cap Provider, and the Certificateholder, a report containing information with respect to such Payment Date, including, without limitation, the following items:

•	the Current Interest of each class of the Notes and the calculation thereof;

•	the Note Interest Rate with respect to each class of Notes;

•	the Interest Proceeds with respect to each class of Notes;

•	the Principal Proceeds with respect to each class of the Notes, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to Scheduled Principal Payments and unscheduled payments in the nature of principal;

•	the Principal Payment Amount with respect to each class of the Notes, separately stating the Overcollateralization Release Amount;

•	the Class Principal Amount of each class of the Offered Notes, after giving effect to payments allocated to principal;

•	the amount of any payment to the Certificateholder;

•	the amount of any Realized Losses incurred with respect to the Mortgage Loans in the applicable Prepayment Period and in the aggregate since the Cut-off Date;

•	the amount of the Master Servicing Fees, Servicing Fees, Credit Risk Manager Fees and Mortgage Insurance Premiums paid for the Due Period to which such Payment Date relates;

•	the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Due Period, after giving effect to payments allocated to principal;

•

the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported by the Servicer: (i) remaining outstanding, (ii) delinquent 30 to 59 days on a contractual basis, (iii) delinquent 60 to 89 days on a contractual basis, (iv) delinquent 90 or more days on a contractual basis, (iv) as to which foreclosure proceedings have been commenced as of the close of business on the last

Business Day of the related Prepayment Period, (v) in bankruptcy, and (vi) that are REO Properties;

•	the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related mortgaged property became an REO Property as of the close of business on the last Business Day of the related Prepayment Period;

•	with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan and of each Qualified Substitute Mortgage Loan;

•	the aggregate amount of Monthly Advances or Servicing Advances made by or on behalf of the Servicer (or the Master Servicer) solely to the extent reported to the Securities Administrator by the Master Servicer;

•	LIBOR with respect to such Payment Date and the following Interest Accrual Period; and

•	any other information specified in the Transfer and Servicing Agreement.

The Securities Administrator will make available each month to the Rating Agencies, Indenture Trustee, Certificateholder, Depositor, Credit Risk Manager, Cap Provider, and Noteholders the monthly statement via the Securities Administrator’s website. The Securities Administrator’s website address can be obtained by calling the Securities Administrator’s customer service desk at 301-815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at 301-815-6600. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification regarding any such changes.

Resignation of Master Servicer

The Master Servicer shall not resign from its obligations and duties under the Transfer and Servicing Agreement except (a) with consent of the Indenture Trustee and the Depositor (which consent may not be unreasonably withheld), or (b) upon the determination that its duties under the Transfer and Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No resignation of the Master Servicer shall become effective until the Indenture Trustee shall have assumed, or a successor Master Servicer appointed by the Indenture Trustee shall have assumed, the Master Servicer’s obligations under the Transfer and Servicing Agreement. Notice of resignation shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee.

Limitation on Liability and Indemnification

Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Indenture Trustee, the Noteholders or the Certificateholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Transfer and Servicing Agreement, or for errors in judgment. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action or relating to the Transfer and Servicing Agreement, Offered Notes or the other operating agreements, other than loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties.

The Master Servicer agrees to indemnify the Depositor, the Trust, the Indenture Trustee, the Owner Trustee and the Servicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Trust, the Indenture Trustee, the Owner Trustee or the Servicer may sustain as a result of the Master Servicer’s willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the operative agreements. No provision of the Transfer and Servicing Agreement relieves the Master Servicer from liability for its own negligence or its own willful misconduct. No implied covenants or obligations shall be read into the Transfer and Servicing Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of the Transfer and Servicing Agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of Hunton & Williams LLP, counsel to FBR Securitization, Inc., for federal income tax purposes, (a) the Offered Notes will be characterized as debt insofar as they are held by persons unrelated to the holder of the Certificate and (b) so long as 100% of the Certificate (and any Retained Notes that do not qualify as debt for federal income tax purposes) is owned exclusively by a single entity that qualifies as a “real estate investment trust,” or “REIT” or a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a REIT or a qualified REIT subsidiary, then the Trust will be treated as a “qualified REIT subsidiary” for federal income tax purposes. Because the Trust is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the Trust will be treated as a taxable mortgage pool (a “TMP”) for federal income tax purposes. In general, a TMP is treated as a separate corporation not includable with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a qualified REIT subsidiary will not be subject to corporate income taxation.

FBR Trust Investments, LLC will hold a 100% ownership interest in the Certificate. FBR Trust Investments, LLC represents it is a entity that is disregarded for federal income tax purposes, that it is owned by a parent entity that qualifies as a REIT, and that it will not undertake any action that would cause the trust to be subject to federal income tax. In rendering its opinion, Hunton & Williams LLP has not independently verified the qualification of the status of the parent of FBR Trust Investments, LLC as a REIT, but instead has relied solely upon the representation made by FBR Trust Investments, LLC concerning its parent entity’s REIT status.

In the event that the Certificate is no longer wholly owned by a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or a qualified REIT subsidiary, the Trust would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. In the event that federal income taxes are imposed on the Trust, the cash flow available to make payments on the Offered Notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the Trust, which could result in a temporary stay of payments on the Offered Notes or a consequential redemption of the Offered Notes at a time earlier than anticipated. In order to prevent the Trust from becoming subject to corporate income tax, the Trust Agreement sets out certain restrictions on the transferability of the Certificate (and any Retained Notes that do not qualify as debt for federal income tax purposes). These restrictions are intended to limit the transfer of the Certificate (and any Retained Notes that do not qualify as debt for federal income tax purposes) to (i) a single entity that qualifies as a REIT, a qualified REIT subsidiary, or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or qualified REIT subsidiary or (ii) a lender or repurchase agreement counterparty in a repurchase agreement or secured lending transaction that qualifies as a borrowing for federal income tax purposes (each of (i) and (ii) above a “Permitted Transferee”). As a result, it is not anticipated that the Trust will become subject to corporate income tax. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

The Offered Notes, depending on their issue prices, may be treated as having been issued with original issue discount. As a result, holders of the Offered Notes may be required to recognize income with respect to the Offered Notes somewhat in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for the purpose of computing original issue discount for federal income tax purposes will be a rate equal to 100% of the Prepayment Assumption.

The Offered Notes will not be treated as mortgages described in Section 7701(a)(19)(C) of the Code or “real estate mortgages” under Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Offered Notes also will not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Retained Notes

Upon the issuance of the Offered Notes, the owner of the Certificate or one of its affiliates that is a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or qualified REIT subsidiary may also acquire beneficial ownership of certain classes or a portion of certain classes of Notes (the “Retained Notes”). In this event, because the owner of the Retained Notes will also be the owner of the Certificate, the Retained Notes would not be considered issued and outstanding for federal income tax purposes. Consequently, any such Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party is treated as holding both the Retained Notes and the Certificate for federal income tax purposes. If the Retained Notes were sold or transferred to a taxable REIT subsidiary or a party unaffiliated with the owner of the Certificate, then the Retained Notes would become characterized as debt instruments for federal income tax purposes as of the time of the sale or transfer if: (i) the owner of the Certificate is a Permitted Transferee; (ii) no modifications have been made to the transaction documents as of the date of such sale or transfer; (iii) the rating of the Retained Notes as of the date of such sale or transfer is not lower than the rating for such Retained Note as of the Closing Date; and (iv) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the Closing Date tax opinion. Unless the Retained Notes are sold or transferred to a taxable REIT subsidiary or a party unaffiliated with the owner of the Certificate and meet the conditions described above, they will be subject to the same transfer restrictions as the Certificate.

Possible Alternative Characterization of the Notes

If the Internal Revenue Service successfully asserted that any of the Notes held by a holder other than the owner of the Certificate did not represent debt instruments for federal income tax purposes, such Notes would likely be treated as equity interests in the Trust. Then, if those Notes and the Certificate were not wholly-owned by a single REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes and that is wholly-owned by a REIT or a qualified REIT subsidiary, the Trust would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. In the event that federal income taxes were imposed on the Trust, the cash flow available to make payments on the Offered Notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the Trust, which could result in a temporary stay of payments on the Offered Notes or a consequential redemption of the Offered Notes at a time earlier than anticipated.

Prospective investors in the Offered Notes should see “Material Federal Income Tax Consequences” and “State Tax Considerations” in the accompanying prospectus for a discussion of the application of certain federal income and state and local tax laws to the issuer and purchasers of the Offered Notes.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Offered Notes also will be subject to general regulatory considerations governing investment practices under state and federal laws.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA CONSIDERATIONS

General

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), impose restrictions on retirement plans and other employee benefits plans or arrangements (the “Plans”) and on persons who are parties in interest or disqualified persons (“Parties in Interest”) with respect to the Plans. Some employee benefit plans, such as governmental plans and church plans, are not subject to the restrictions of ERISA, and assets of these plans may be invested in the Offered Notes without regard to ERISA considerations, subject to other federal and state law. However, a governmental or church plan that is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules of section 503 of the Code. Any plan fiduciary that proposes to cause a plan to acquire any of the Offered Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the plan’s acquisition and ownership of the Offered Notes. See “ERISA Considerations” in the accompanying prospectus.

Investments by Plans are also subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.

Prohibited Transactions and The Plan Asset Regulation

Section 406 of ERISA prohibits Parties in Interest from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes, or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA, on Parties in Interest that engage in non-exempt prohibited transactions.

The United States Department of Labor (“DOL”) has issued regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the “Plan Asset Regulation”). The Plan Asset Regulation describes the circumstances under which the mortgage loans of an entity in which a Plan invests will be considered to be “plan assets” such that any person who exercises control over such assets would be subject to ERISA’s fiduciary standards. Under the Plan Asset Regulation, generally, when a Plan invests in another entity, the Plan’s assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an “equity interest” in an entity, the assets of the entity will be treated as assets of the Plan investor unless exceptions not applicable here apply.

Under the Plan Asset Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” Although the Plan Asset Regulation is silent with respect to the question of which law constitutes “applicable local law” for this purpose, DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in questions. In the preamble to the Plan Asset Regulation, DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered “substantial,” noting that the question of whether a Plan’s interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan’s investment would be a practical vehicle for the indirect provision of investment management services.

If the Offered Notes are deemed to be equity interests in the Trust and no exception applies, the Trust could be considered to hold plan assets by reason of a Plan’s investment in the Offered Notes. In such an event, the Master Servicer, the Servicer and other persons exercising management or discretionary control over the assets of the Trust may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code, with respect to transactions involving the Trust’s assets. There can be no assurance that any statutory, regulatory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Trust by a Plan. If the Offered Notes are not treated as equity interests in the Trust for purposes of the Plan Asset Regulation, a Plan’s investment in the Offered Notes would not cause the assets of the Trust to be deemed plan assets. The Issuer expects that the Offered Notes will be classified as indebtedness without substantial equity features for ERISA purposes as long as the Offered Notes have an investment-grade rating.

The Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Indenture Trustee, and the Owner Trustee may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using plan assets over which any of such parties has investment authority might be deemed to be a direct or indirect violation of the prohibited transaction rules of ERISA and the Code. Accordingly, any Plan for which the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Indenture Trustee, or the Owner Trustee has investment authority with respect to such purchase of the Offered Notes should consider whether such purchase constitutes a conflict of interest or other prohibited transaction and whether an exemption is available.

Consistent with the foregoing, whether or not the Offered Notes constitute equity interests under the Plan Asset Regulation, the purchase and holding of Offered Notes could give rise to a prohibited transaction of the Depositor, the holder of 50% or more of the equity interests in the Issuer, the Indenture Trustee, the Owner Trustee, an Underwriter, or an affiliate of one of these parties were a Party in Interest of an investing Plan. In that event, one or more exemptions from the prohibited transaction rules may be available to the Investing Person, such as prohibited transaction class exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers.” Each purchaser or proposed transferee of an Offered Note will be required to represent to the Indenture Trustee either (a) that it is not, and is not purchasing the Offered Notes with the assets of, an employee benefit plan subject to Title I of ERISA, or a plan subject to section 4975 of the Code, or a governmental plan or church plan that is subject to any provisions of applicable federal, state or local law substantially similar to the foregoing provisions of ERISA or the Code (“Similar Law”), or (b) that its acquisition and holding of the Offered Notes will not constitute or result in a nonexempt prohibited transaction under ERISA, the Code or Similar Law. Any holder of a book-entry Note will be deemed to make the representation in either (a) or (b) above.

Review by Plan Fiduciaries

Any plan fiduciary considering whether to purchase any Offered Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any prohibited transaction exemptions. The sale of Offered Notes to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Notes will be applied by the Depositor to acquire the Mortgage Loans from the Seller and to make certain initial payments under the Cap Agreement.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement”), dated the date of this prospectus supplement, among the Depositor, Friedman, Billings, Ramsey & Co., Inc. (the “Lead Underwriter”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Co-Underwriter” and, together with the Lead Underwriter, the “Underwriters”), the Depositor has agreed to sell, and the Underwriters have severally agreed to purchase from the Depositor, the initial Class Principal Amount of the Offered Notes set forth under their name below.

Class	Friedman, Billings, Ramsey & Co., Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
AV1	$326,331,000	$36,259,000
AV2-1	$161,018,100	$17,890,900
AV2-2	$128,044,800	$14,227,200
AV2-3	$25,775,100	$2,863,900
AV2-4	$74,444,400	$8,271,600
M-1	$31,794,300	$3,532,700
M-2	$28,659,600	$3,184,400
M-3	$18,808,200	$2,089,800
M-4	$13,881,600	$1,542,400
M-5	$14,329,800	$1,592,200
M-6	$12,538,800	$1,393,200
M-7	$12,538,800	$1,393,200
M-8	$8,507,700	$945,300
M-9	$8,060,400	$895,600
M-10	$5,373,000	$597,000
M-11	$8,507,700	$945,300
M-12	$10,746,900	$1,194,100

The Depositor has been advised that the Underwriters may distribute the Offered Notes by selling the Offered Notes purchased by them to or through dealers, at the prices set forth on the cover page, and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions, and that the Underwriters may allow and such dealers may reallow a reallowance discount.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase their allocated portion of the Offered Notes offered hereby if they purchase any of such Offered Notes.

Until the distribution of the Offered Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Offered Notes.

Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discounted without notice.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the related Underwriter may be required to make for these liabilities.

LEGAL MATTERS

Certain legal matters with respect to the Offered Notes will be passed upon for the Depositor by Hunton & Williams LLP and for the Underwriters by Sidley Austin Brown & Wood LLP. Hunton & Williams LLP also represents the Lead Underwriter from time to time in other matters.

RATINGS

It is a condition to the issuance of the Offered Notes that they receive ratings as set forth on page S-vi. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of Scheduled Monthly Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments. The ratings do not address the possibility of Noteholders receiving payments in respect of Basis Risk Shortfalls, if any.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than the rating agencies identified on page S-vi. There can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the rating agencies.

Index of Terms

Page

Adjustable Rate Mortgage Loans	S-49

Adjusted Class Principal Amount	S-23

Adjusted Net Mortgage Rate	S-23

Adjustment Date	S-50

Aggregate Early Principal Payment Amount	S-23

Allocation Percentage	S-23

Available Funds	S-24

Available Funds Rate	S-24

Balloon Mortgage Loans	S-49

Basis Risk Shortfall	S-24

Beneficial Owner	S-19

Book-Entry Notes	S-19

Business Day	S-24

Cap Agreement	S-46

Cap Early Termination	S-47

Cap Notional	S-46

Cap Payment	S-46

Cap Provider Trigger Event	S-47

Cap Termination Payment	S-47

Certificate	S-43

CHF	S-57

CHF Subprime Securitized Servicing Portfolio	S-58

Class A Notes	S-18

Class AV2 Notes	S-18

Class Impairment Amount	S-24

Class M Notes	S-18

Class M-1 Principal Payment Amount	S-24

Class M-10 Principal Payment Amount	S-26

Class M-11 Principal Payment Amount	S-26

Class M-12 Principal Payment Amount	S-27

Class M-2 Principal Payment Amount	S-24

Class M-3 Principal Payment Amount	S-25

Class M-4 Principal Payment Amount	S-25

Class M-5 Principal Payment Amount	S-25

Class M-6 Principal Payment Amount	S-25

Class M-7 Principal Payment Amount	S-26

Class M-8 Principal Payment Amount	S-26

Class M-9 Principal Payment Amount	S-26

Class Principal Amount	S-27

Closing Date	S-2

CMMC	S-57

Code	S-79

Collateralization Requirement	S-47

Compensating Interest Payment	S-60

Corporate Trust Office	S-62

Co-Underwriter	S-82

Credit Risk Manager	S-62

Credit Risk Manager Fee	S-62

Cumulative Realized Loss Percentage	S-27

Current Interest	S-27

Custodial Account	S-19

Custodian	S-44

Cut-off Date	S-49

Cut-off Date Balance	S-49

Deferred Interest	S-27

Deferred Interest Basis Risk Shortfall	S-27

Definitive Note	S-19

Delinquency Rate	S-28

Depositor	S-19

DOL	S-79

Downgrade Provisions	S-47

DTC	S-19

Due Date	S-28

Due Period	S-28

Early Principal Payment Amount	S-28

ERISA	S-7, S-79

Excess Cashflow	S-28

FEMA	S-16

Fixed Rate Mortgage Loans	S-49

Formula Rate	S-28

Gross Margin	S-50

Group 1 Mortgage Loans	S-18

Group 1 Principal Payment Amount	S-28

Group 2 Mortgage Loans	S-18

Group 2 Principal Payment Amount	S-28

Indenture	S-64

Indenture Event of Default	S-66

Indenture Trustee	S-62

Index	S-51

Initial Cap	S-51

Initial Trust Agreement	S-43

Insured Mortgage Loan	S-35

Interest Accrual Period	S-28

Interest Proceeds	S-28

Lead Underwriter	S-82

Loan-to-Value Ratio	S-49

LTV	S-34

Margin Stepup Date	S-29

Master Servicer	S-57

Master Servicer Event of Default	S-72

Master Servicing Fee	S-60

Master Servicing Fee Rate	S-60

Maturity Date	S-33

Maximum Rate	S-50

MERS	S-44

MGIC	S-34

Minimum Rate	S-51

Modeling Assumptions	S-41

Monthly Advance	S-61

Mortgage Insurance Policy	S-34

Mortgage Insurance Premium	S-29

Mortgage Loans	S-18

Mortgage Schedule	S-44

Non-Offered Notes	S-18

Note Interest Rate	S-29

Noteholders	S-19

Notes	S-18

Offered Notes	S-18

Originiator	S-43

Overcollateralization	S-9

Overcollateralization Deficiency Amount	S-29

Overcollaterlization Amount	S-29

Overcollaterlization Release Amount	S-29

Owner Trustee Fee	S-63

Parties in Interest	S-79

Payment Account	S-19

Payment Date	S-2

Penalty Period	S-50

Percentage Interest	S-20

Periodic Cap	S-50

Permitted Transferee	S-77

Plan Asset Regulation	S-79

Plans	S-79

Prepayment Interest Excess	S-61

Prepayment Period	S-29

Prepayment Premium	S-50

Principal Payment Amount	S-29

Principal Proceeds	S-30

PTCE	S-80

Qualified Substitute Mortgage	S-45

Realized Loss	S-30

Record Date	S-20

Repurchase Price	S-45

Reserve Fund	S-33

Retained Notes	S-78

Risks Related to the Offered Notes	S-8

Rolling Three Month Delinquency Rate	S-30

Scheduled Monthly Payment	S-49

Scheduled Principal Balance	S-49

Securities Act	S-83

Securities Administrator	S-63

Seller	S-43

Senior Enhancement Percentage	S-30

Senior Principal Payment Amount	S-30

Servicer	S-57

Servicer Event of Default	S-71

Servicer Remittance Date	S-19

Servicing Advance	S-61

Servicing Fee	S-60

Servicing Fee Rate	S-60

Similar Law	S-80

Six-Month LIBOR Index	S-51

SMMEA	S-78

Stepdown Date	S-30

Strike Rate	S-46

Substitution Requirement	S-47

Target Overcollateralization Amount	S-30

Termination Events	S-47

TMP	S-77

Transfer and Servicing Agreement	S-57

Trigger Event	S-31

Trust	S-43

Trust Agreement	S-43

Trust Fund	S-18

Underwriters	S-82

Underwriting Agreement	S-82

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$988,178,000

(Approximate)

FBR Securitization Trust 2005-4

Mortgage-Backed Notes, Series 2005-4

FBR Securitization, Inc.

Depositor

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

FRIEDMAN BILLINGS RAMSEY

MERRILL LYNCH & CO.

December 2, 2005